Exhibit 10.9

COMMERCIAL LEASE

This COMMERCIAL LEASE (the “Lease”), dated this 31st day of March, 2012 (the “Effective Date”), is entered into by and between (a) Colliers Paragon, LLC, an Idaho limited liability company (“Landlord”), on behalf of and as Managing Representative for the tenant in common owners of the “Building” (as defined below), as successor in interest to DBSI - Draper Lease CO, L.L.C., a Utah  limited liability company, and Draper/CG, L.L.C, a Utah limited liability company, and (b) Contro14 Corporation, a Delaware corporation, (“Tenant”). For and in consideration of the terms and conditions of this Lease, together with the mutual benefits to be derived from this Lease, Landlord and Tenant agree as follows:

1.           PREMISES.

(a)          Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises, shown on Exhibit A (space plan) attached hereto, which include approximately 48,870 rentable square feet (“RSF”), 44,412 usable square feet (“USF’’) of office space, within the “Building” (as defined below) (the “Premises”). The location of the building in which the Premises is situated is commonly known as 11734 South Election Drive, Draper, UT 84020 (the “Building”). The Building consists of 51,135 RSF of office space.

(b)          In addition, the Premises shall include the appurtenant right to use, in common with other tenants of the Building, the site, parking and landscaped areas located near or adjacent to the Building shown on attached Exhibit A (collectively, the “Common Areas”). Landlord shall provide Tenant five (5) non-reserved parking stalls per 1,000 USF of Premises in the parking areas within the Common Areas and serving the Building. In addition, Tenant shall have the right, with Landlord’s prior written approval, said approval not to be unreasonably withheld, conditioned or delayed, to designate one (1) parking stall per 1,000 USF of Premises in the parking lot located on the north side of the Building, as parking for Tenant’s exclusive use; provided, however, except for Landlord’s placement of signage designating such exclusive parking stalls, Landlord shall not be required to enforce any such exclusive parking rights.

(c)          The RSF and USF of the Premises, and the RSF of the Building, have been measured in accordance with the standards set forth in ANSI Z65. l- l996, as promulgated by the Building Owners and Managers Association (“BOMA”).

(d)         Subject to Landlord’s continuing obligations as of the Effective Date and during the Lease Term, except as and to the extent Tenant shall advise Landlord, in writing, to the contrary within ten (10) days following the Effective Date, Tenant, by the later of the Effective Date or Tenant’s occupancy or possession of the Premises (the “Possession Date”), shall be deemed to accept the Premises as being in the condition in which Landlord is obligated to deliver the Premises.

2.           TERM, OPTION, TENANT IMPROVEMENTS, EXPANSION.

(a)          Lease Term. The initial Lease term shall be approximately seventy-six (76) months and shall commence on the date this Lease has been fully executed (“Commencement Date”), and shall expire at 11:59:59 pm local time on June 30, 2018 (the “Initial Lease Term” and, collectively with any renewal or extension (or, if any, holdover) thereof in accordance with this Lease, the “Lease Term”).

Tenant shall have two (2) consecutive renewal options for the Premises, and/or any expansion space added to the Premises or any smaller portion thereof reconfigured in accordance with this Lease, of three (3) years each (in each case, a “Renewal Option”). Tenant may exercise a Renewal Option as to the entire Premises, or no less than seventy-five percent (75%) of the Premises; provided that the portion of the Premises that Tenant shall surrender to Landlord upon such reconfiguration is commercially marketable, in Landlord’s reasonable discretion. Tenant shall be required to give Landlord at least twelve (12) months prior written notice of its intent to exercise any Renewal Option, including the approximate size and location of any space to be surrendered to Landlord.

Tenant may not exercise any Renewal Option if Tenant is then in default under the Lease (after giving effect to any applicable notice requirements, grace and/ or cure periods). Any Renewal Option shall not be personal to Tenant and may be exercised by any assignee of the Lease or successor in interest to Tenant permitted or otherwise authorized under the terms of the Lease.

Upon Tenant’s exercise of any Renewal Option, the “Base Rent” (as defined below) for the Premises during the Renewal Option term shall be the “Fair Market Rate” (as defined in Exhibit B attached) and the “Base Year” (as defined below) for purposes of calculating the “Operating Expense Increment” (as defined below) shall be reset to the initial calendar year in which the Renewal Option term commences.

(b)           Base Building Improvements. At Landlord’s sole cost and expense (subject to reimbursement as and to the extent part of the “Operating Expenses” as defined in Section 7, below), Landlord shall provide the Building’s roof, foundation, external walls, interior structural walls, and other structural elements (collectively, the “Shell”), and shall provide basic utility access to all Building systems, lines, equipment, facilities, and initial HVAC units and systems for or serving the Premises (collectively, the “Building Systems,” and collectively with the Shell, the “Base Building Improvements”). Landlord shall be responsible for correcting any latent defects in the design and construction of the Base Building Improvements (e.g., roof, foundation, external walls, interior structural walls, utility lines equipment and facilities, and other Building Systems), and any costs or expenses therefor shall not be considered or charged as “Operating Expenses” as defined in Section 7, below, but shall be the sole responsibility of Landlord.

(c)           Tenant Improvements. Subject to subsection 2(b), above, and except as otherwise specified in this Lease, the Premises are delivered by Landlord and accepted by Tenant in their “as is,” condition, including without limitation the finished interior, any floors, walls and ceilings within the Premises.

(d)           Tenant Improvement Allowance. Landlord shall provide Tenant a Fifteen Dollar ($15.00) per RSF tenant improvement allowance or (subject to subsection l(c), above) $733,050.00, in the aggregate, applicable to Tenant’s construction, alteration, remodeling, or other modification of any and all improvements within the Premises or otherwise as may be reasonably necessary or appropriate for Tenant’s use and occupancy of the Premises or Tenant’s use of the Building and the Common Areas (the “Tenant Improvement Allowance”), which Tenant Improvement Allowance shall be expendable for, but not limited to, the following (collectively, as set forth below or otherwise reasonably necessary or appropriate for Tenant’s use and occupancy of Premises and the Common Areas as contemplated under this Lease, the “Tenant Improvements”), which Tenant Improvements shall be undertaken, from time to time during the Lease Term; by or at the direction of Tenant:

•	Costs of the design and construction of the Tenant Improvements
•	Any reasonable and customary amount paid to a project coordinator, construction consultant, or similar consultant
•	Permanently-attached furniture
•	Wiring and Cabling

•	Architectural fees
•	Permit fees
•	Signage
•	Security systems

Tenant shall have access to up to SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000) of the Tenant Improvement Allowance for the first nine (9) months of the Lease Term. Landlord will be responsible to pay Tenant’s contractors for the Tenant Improvements completed. Should Landlord oversee the construction of the Tenant Improvements at the written request of Tenant, and not otherwise, Landlord shall be entitled to a construction management fee equal to such percentage, not to exceed five percent (5%) of the cost of such overseen Tenant Improvements, as Tenant and Landlord then shall agree in writing and, in the event of any such request and agreement, any such management fee, at Tenant’s option, shall be paid from the Tenant Improvement Allowance. Otherwise, as and to the extent Landlord shall review any plans and specifications for any Tenant Improvements, Tenant agrees to reimburse Landlord for any out-of-pocket costs or expenses reasonably incurred by Landlord, on a hourly basis, in connection with any such review thereof, again which costs and expenses may be paid from the Tenant Improvement Allowance as and to the extent authorized by Tenant.

Any unused portion of the Tenant Improvement Allowance will be held in reserve with Landlord until January 1, 2014 at which time Tenant shall have the option, but not the obligation, to access such unused portion of the Tenant Improvement Allowance pursuant to the terms set forth in Section 2(e), below.

(e)          Building 20 Expansions. Subject to the remaining provisions of this subsection 2(e), as soon as reasonably practicable following delivery of the “Expansion Premises” (as defined below) to Tenant, Tenant shall expand into that part of the Building consisting of 740 RSF and designated as Suite 20-170 of the Building (the “Suite 20-170 Premises”) and, further, that part of the Building consisting of 1,525 RSF and designated as Suite 20-180 of the Building (the “Suite 20-180 Premises” and, collectively with the Suite 20-170 Premises, the “Building 20 Expansion Premises”). The lease commencement date pertaining to the Suite 20-170 Premises, the Suite 20-180 Premises and/or the Expansion Premises shall be ninety (90) days following Landlord’s delivery to Tenant of the Expansion Premises for purposes of allowing Tenant to construct any desired Tenant Improvements; provided, however, that in no event shall the commencement of such lease term for all or any part of the Expansion Premises be required to occur prior to March 31, 2014, unless either or both Expansion Premises are earlier vacated by their existing tenants and, in its sole discretion as confirmed in writing at that time, Tenant desires to accept and lease either or both of the Expansion Premises earlier than March 31, 2014. Base Rent for any such Expansion Premises shall be at the then-applicable RSF Base Rent set forth in Section 4 below. The lease term for such Expansion Premises shall be coterminous with the Lease Tenn. The Tenant Improvement Allowance applicable to the Expansion Premises shall be in addition to the Tenant Improvement Allowance otherwise specified in this Lease for the Premises and, then, shall be equal to the product of FIFTEEN AND NO/100 DOLLARS ($15.00) multiplied by the RSF of the Expansion Premises and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term (as of the Lease commencement date for the Expansion Premises) and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76). Subject to the foregoing, Landlord shall guaranty delivery of the Expansion Premises to Tenant no later than January 1, 2014; provided that, in the event Landlord shall not then deliver the Expansion Premises to Tenant, then, the date by which Tenant shall be obligated to utilize the Tenant Improvement Allowance for the Premises and/or the Expansion Premises shall be extended for a period beyond December 31, 2015 comparable to the period after January 1, 2014 that Landlord shall fail to deliver the Expansion Premises.

(i)           Subject to Landlord’s timely delivery of the Expansion Premises as contemplated in this Lease, Tenant shall have until December 31, 2015 to utilize the remaining balance of the Tenant Improvement Allowance (including that portion of the Tenant Improvement Allowance applicable to the Expansion Space,  but excluding the Tenant Improvement Allowance applicable to the “Suite 19-210 Premises” (as defined below )).

(ii)          In the event that, upon the completion of any Tenant Improvements desired by Tenant in respect of the Premises, should a balance remain in the Tenant Improvement Allowance, Tenant may elect, at any time after December 31, 2014 and without waiving any right to use the remaining Tenant Improvement Allowance as otherwise set forth in this Lease, to cause an amount equal to not more than ten percent (10%) of the initial Tenant Improvement Allowance (inclusive of the prorated Tenant Improvement Allowance applicable to the Expansion Premises) to be applied to and credited toward Base Rent.

(iii)         Notwithstanding the foregoing, except as and to the extent the Tenant Improvement Allowance shall relate to any Tenant Improvements made by or at the direction of Tenant during the nine (9) month period from and after the Commencement Date and/or except in the event Landlord has offered, and Tenant has elected to accept, all or part of the Expansion Premises prior to January 31, 2014 pursuant to subsection 2(e), above, Tenant shall not otherwise be entitled to use, and Landlord shall not be required to provide any other use of, or access to, the Tenant Improvement Allowance prior to January 1, 2014, after which the Tenant Improvement Allowance, or any remaining balance thereof, shall be provided by Landlord and may be used by Tenant as otherwise specified in this Lease.

(f)            Building 19 Expansion Premises; Further Expansion Option. In the event that, except as otherwise agreed by Tenant and Landlord or specified in this Lease, including without limitation subsection 2(g), below, Tenant shall lease,  use and occupy any premises within Building 19, whether pursuant to this Lease or otherwise, any such lease, use and occupancy shall be subject to, and on, the same terms and conditions of the Lease applicable to the Premises (as applicable, the “Building 19 Expansion Premises”). Further, Tenant shall be granted one option to lease additional space (the “Suite 19-210 Option”) within that certain building owned by Landlord commonly known as Building 19 located at 11778 S Election Road in Draper, Utah (“Building 19”), which space shall consist of not less than 9,616 RSF and not more than 13,288 RSF in the space designated in Building 19 as (i) Suite 19-210 (the “GTC Space”) and currently occupied by GLOBALBASED TECHNOLOGIES, INC., a Delaware corporation (the “Current Tenant”) and (ii) the space adjoining the GTC Space which is currently vacant (collectively, the “Suite 19-210 Premises”).  In the event that the Current Tenant fails to renew its lease (the “Current Tenant Lease”) for the Suite 19-210 Premises (in this connection, Landlord covenants that Landlord will not consent to any renewal of the Current Tenant Lease of the Suite 19-210 Premises by any assignee or sublessee of the Current Tenant), Landlord shall so notify Tenant no later than December 1 of year in which the Current Tenant shall fail to renew the Current Tenant Lease or, if earlier,  within ten (10) business days after any such failure to renew by the Current Tenant. Upon Tenant’s receipt of such notice, Tenant may elect to exercise the Suite 19-210 Option by so notifying Landlord in writing within ten (10) business days following receipt of any such notice.  In the event Tenant so elects, Landlord shall deliver possession of the Suite 19-210 Premises to Tenant on January 1st of the calendar year following Landlord’s notice;  provided, however,  in the event Tenant does not elect to timely exercise the Suite 19-210 Option or in the event the Current Tenant elects to renew its existing lease through calendar year 2016, the Suite 19-210 Option shall terminate and be of no further force or effect. In the event the Suite 19-210 Option terminates, Tenant’s right to lease the Suite 19-210 Premises shall convert to a right of first refusal as to such space, as set forth in subsection 2(g), below.

The Suite 19-210 Option set forth in this subsection 2(f) is not personal to Tenant and may, if Tenant so consents, be also exercised by any assignee or successor in interest of Tenant of the Lease permissible under the terms of the Lease.

If Tenant exercises the Suite 19-210 Option set forth in this subsection 2(f), Base Rent shall be at the then-applicable RSF Base Rent set forth in Section 4, below;  provided, however Tenant shall not be obligated to pay any such Base Rent for the Suite 19-210 Premises until ninety (90) days after Landlord’s delivery of the Suite 19-210 Premises to Tenant for purposes of allowing Tenant to construct any desired Tenant Improvements. Tenant may elect to have the Suite 19-2-10 Premises re-measured, in accordance with BOMA standards. Such measurements shall be made at Tenant’s cost by an architect selected by Tenant. Unless a difference of more than five percent (5%) exists between the RSF and USF measurements set forth above, and Tenant’s architect’s re-measurements, the measurements set forth above shall be deemed determinative for purposes of this Lease. In the event such difference is greater than five percent (5%), Landlord and Tenant’s architects shall select, within five (5) business days after Tenant’s architect’s completion of such re-measurements, a third architect to measure the Suite I9-210 Premises and/or Building 19, as applicable, and such architect’s measurement(s) shall be determinative for purposes of this Lease.

The lease term for such Suite 19-210 Premises shall be coterminous with the Lease Term. The Tenant Improvement Allowance applicable to the Suite 19-210 Premises shall be equal to the product of Fifteen Dollars ($15.00) multiplied by the RSF of the Suite 19-210 Premises and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term (as of the Lease commencement date for the Suite 19-210 Premises) and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76). Further, the Base Year for purposes of calculating the Operating Expense Increment for the Suite 19-210 Premises in Building 19 shall be the same as established herein for the Premises in the Building, with Tenant’s prorata share of any Operating Expense Increment for Building 19 calculated in the same manner as Tenant’s prorata share of any Operating Expense Increment for the Building, subject to the same limitations and restrictions, applicable to Tenant’s obligation for any Operating Expense Increment for the Building. Nothing in this subsection 2(f) or elsewhere in this Lease shall eliminate or supersede the rights set forth in subsection 2(g), below.

(g)          Right-of-First-Refusal. Subject to the terms and conditions of this subsection 2(g):

(i)           Beginning June 1, 2013 through May 31, 2016 Tenant shall have an ongoing right-of-first-refusal to lease any available space in Building 19 (the “ROFR”). Upon Landlord’s receipt of a bona fide written offer from any third party to lease any available space in Building 19 that Landlord is prepared to accept, or Landlord otherwise determines to utilize the space by or under the direction of Landlord, Landlord shall provide a copy of said offer to Tenant (a “Building 19 Lease Offer”). Tenant shall then have ten (10) days to either accept the same premises identified in the Building 19 Lease Offer (the “Building 19 ROFR Premises”) or waive its right in that instance. Should Tenant elect to lease such Building 19 ROFR Premises, the same terms and conditions as contained in this Lease shall apply to the Building 19 ROFR Premises, including, but not limited to Base Rent, Operating Expenses, Lease Term expiration, and prorated Tenant Improvement Allowance. Base Rent shall be at the then applicable per RSF Base Rent set forth in Section 4 below. The lease term for such Building 19 ROFR Premises shall be coterminous with the Lease Term. The Tenant Improvement Allowance applicable to the Building 19 ROFR Premises shall be equal to the product of Fifteen Dollars ($15.00) multiplied by the RSF of the Building 19 ROFR Premises and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76). Tenant’s lease of the Building 19 ROFR Premises shall commence on such space the later of ninety (90) days following the execution of a lease amendment adding such space to the Premises or the Building 19 ROFR Premises being made available to Tenant for build-out pursuant to terms set forth in said amendment. Should Tenant decline to lease any premises that is the subject of a Building 19 Lease Offer, such action shall have no effect on Tenant’s future right to exercise the ROFR in accordance with this subsection 2(g) in connection with any such premises or any other portion of Building 19. Tenant’s exercise of the ROFR is subject to Tenant not then being in default of the Lease, after giving effect to any applicable notice, grace and/or cure periods.

(ii)         Beginning June 1, 2016, Tenant shall still have a right-of-first-refusal on any available space in Building 19 and the terms of such ROFR shall be as set forth in this subsection 2(g); provided, however, that if the applicable Building 19 ROFR Premises is less than or equal to five thousand (5,000) RSF, no Tenant Improvement Allowance shall be available to Tenant pertaining to such premises.

(iii)        Beginning June I, 2016, in the event Tenant exercises its ROFR on any Building 19 ROFR Premises containing more than five thousand (5,000) RSF, the lease terms applicable to such premises shall be as set forth in subsection 2(g)(i), above, and in addition, Tenant shall be required to extend the Lease Term applicable to the entire Premises covered by the Lease by three (3) years beyond June 30, 2018, with Base Rent then at the Fair Market Rate and the Base Year for purposes of calculating the Operating Expense Increment reset to 2018, with Tenant’s prorata share of any Operating Expense Increment for Building 19 calculated in the same manner ,  subject to the same limitations and restrictions, applicable to Tenant’s obligation for any Operating Expense Increment for the Building.

(h)          Sale of Building. In the event that Landlord elects to list for sale the Building as a single asset or as a component to a portfolio, Tenant shall be afforded rights of first negotiation to purchase the Building or such portfolio, which rights must be exercised within ten (10) business days of receipt of Landlord’s notice of Landlord’s intent to list the Building for sale, together with any particulars regarding the nature and scope of any such transaction.

3.           INTENTIONALLY OMITTED.

4.           RENT.

(a)          Base Rent. The annual full-service Base Rent rate for the Premises during the Initial Lease Term shall be as follows:

Commencement Date - December 31, 2012	$20.75 per RSF
January 1 - December 31, 2013	$17.50 per RSF
January 1 - December 31, 2014	$18.00 per RSF
January 1 - December 31, 2015	$18.50 per RSF
January 1 - December 31, 2016	$19.00 per RSF
January 1 - December 31, 2017	$19.50 per RSF
January 1 - June 30, 2018	$20.00 per RSF

(i)           Base Rent Payment. One twelfth (1/12) of the Base Rent calculated in accordance with the preceding table shall be payable each month on or before the 1st day of each month during the Initial Lease Term.  Any partial months shall be prorated accordingly. All Base Rent and “Additional Rent” (as defined below and, collectively with Base Rent, the “Rents”) shall be paid as follows, unless otherwise directed in writing: Draper Technology Park c/o Colliers Paragon, LLC, 755 W Front Street, Boise, Idaho 83702.

(ii)          Base Rent Abatement. Provided Tenant is not in default as of the Commencement Date (taking into consideration any applicable notice, grace and/or cure periods), Landlord shall abate the six (6) months of full-service Base Rent from January, 2013 through June, 2013.

(b)           Additional Rent - Operating Expenses. Beginning January 1, 2014, Tenant shall pay as Additional Rent Tenant’s  “Pro-Rata Share” (as defined in Section 7,  below) of increases in the total “Operating Expenses” (as defined below) of the Building in each calendar year as compared to the total Operating Expenses of the Building in 2013 (the “Base Year”) pursuant to the terms set forth in Section 7, below. For the purpose of this section the Base Year Operating Expenses of the Building shall be grossed up to reflect 100% occupancy and based on a fully-assessed Building for taxation purposes.

(c)           Interest, Late Charges, Costs and Attorneys’ Fees. If Tenant fails to pay within five (5) business days of the date due any Rents which Tenant is obligated to pay under the Lease, the unpaid amount shall bear interest at twelve (12%) percent per annum from and after the date any such Rents were due and payable until paid by or on behalf of Tenant. Tenant acknowledges that any late payments of Rents shall cause Landlord to lose the use of that money and incur costs and expenses not contemplated under the Lease, including without limitation administrative, collection and accounting costs, the exact amount of which is difficult to ascertain. Therefore, in addition to interest, if any such payment is not received by Landlord within five (5) business days from the date it is due,  Tenant shall also pay Landlord a late charge equal to five (5%) percent of the amount of each such late Rent payment. Further, as Additional Rent and in the event that any such payment is not received by Landlord within five (5) business days from the date it is due, Tenant shall be liable to Landlord for costs and attorneys’ fees incurred by Landlord by reason of any such late payment or non-payment. Acceptance of any interest, late charge, costs or attorneys’ fees shall not constitute a waiver of any default by Tenant nor prevent Landlord from exercising any other rights or remedies under the Lease or at law.

5.           USE.

(a)          The Premises shall be used for general office purposes, any other lawful purpose incidental to Tenant’s business, and any other purposes consistent with uses of other office tenants in similar office buildings in the reasonable vicinity of the Building, and no other, unless consented to in writing by Landlord. Subject to the foregoing and Tenant’s right to so use and occupy the Premises, the Building and the Common Areas under this Lease, Tenant shall not do or, to the extent caused by Tenant, permit to be done in or about the Premises, Building, or Common Areas, anything which is prohibited by or in any way in conflict with any and all laws,  statutes, ordinances, rules and regulations now in force or which may hereafter be enacted or promulgated or which is prohibited by the standard form of fire insurance policy, or which will increase the existing rate of or affect any fire or other insurance upon the Premises, Building or any of its contents, or Common Areas or cause a cancellation of any insurance policy of Landlord covering the Premises or Building or any part thereof or any of its contents, or the Common Areas (in the case of hazardous material, Tenant shall notify Landlord of any such materials and shall ensure that any such hazardous material is properly controlled, safeguarded, and disposed of in accordance with “Applicable Laws,” as defined below). Again subject to the foregoing and Tenant’s right to so use and occupy the Premises, the Building and the Common Areas under this Lease, Tenant shall not do or, to the extent caused by Tenant, permit anything to be done in or about the Premises, Building, or the Common Areas which will in any way violate “Rules or Regulations” (as defined below) reasonably promulgated by Landlord, with advance notice thereof to Tenant, obstruct or interfere with the rights of other tenants, or injure them, or use or allow the Premises, Building or the Common Areas to be used for any improper, immoral, or unlawful purpose, or cause, maintain or, as and to the extent caused by Tenant, permit any nuisance,  in, on or about the Premises,  Building, or the Common Areas or commit or, to the extent caused by Tenant, suffer to be committed any waste in, on or about the Premises,

Building or the Common Areas. Tenant shall have access to the Building, the Common Areas and Premises on a 24 hour/7 day a week basis.

(b)          Tenant shall not use the name of the Building in which the Premises are located,  in connection with any business carried on in said Premises (except as Tenant’s address) without written consent of Landlord.

6.            LANDLORD’S SERVICES.

Landlord, at its sole cost and expense, is responsible to maintain the Building, the Shell, the Base Building Improvements, the Building Systems,  the Premises, and the Common Areas. Except as otherwise specified in this Lease, all work pertaining to the Building, the Shell, the Base Building Improvements, the Building Systems, the Premises, and the Common Areas, including but not limited to repairs, maintenance, Premises and Building utilities, Common Areas utilities, Premises and Building janitorial services, Common Areas janitorial services, sewer and garbage services, insurance, real property taxes, and property management services, pertaining to the Premises, Building, and Common Areas shall be performed by Landlord or its contractors, but, as and to the extent part of the “Operating Expenses” (as defined in Section 7, below), shall be the financial responsibility of Tenant through prorated Operating Expenses as set forth in Section 7, below. In the event that Landlord fails to perform any of such work within 30 days of receipt of notice by Tenant of said failure on Landlord’s part, or, if longer than 30 days is required to perform any such work, in the event Landlord-fails to commence such work within such 30 day period and thereafter fails to diligently prosecute such work to completion, then Tenant shall have the right to perform such work or service and invoice Landlord for the cost and expense of performing such work or offset any Rents then due or payable by Tenant by such invoiced amount if Landlord does not fully pay such Tenant invoices within 30 days; provided that, as and to the extent there are no Rents against which any such costs and expenses can be offset, then, in the event Landlord does not so pay such amounts to Tenant, Tenant shall be entitled to exercise any and all rights or remedies, at law or in equity, to  recover any such amounts, together with interest at the rate of twelve percent (12%) from the date such amounts were invoiced until paid by Landlord, a late charge equal to five percent (5%) of the amounts invoiced, and reasonable attorneys’ fees incurred by Tenant by reason of, or in connection with, any such nonpayment by Landlord, from Landlord notwithstanding any other terms or conditions of this Lease.

If utilities or HVAC are interrupted for 10% or more of the Premises for more than five (5) consecutive calendar days for any reason other than Force Majeure, or are the result of an act of Tenant, and renders the Premises unusable, Tenant shall have the right to cease payment of Rents pertaining to the affected portion of the Premises beginning on the day of interruption,  prorated until such service is reinstated. If the interruption shall continue for sixty (60) days, Tenant shall have the right, in addition to any other remedies available to Tenant under this Lease, to terminate this Lease. The aforementioned is in addition to the terms and conditions of attached Exhibit C. Tenant shall notify Landlord of any such interruptions within 24 hours of the commencement of the interruption. If the notification is later than 24 hours, the timing pertaining to the interruption will be measured from the time of notification versus the start of the interruption.

Further, Landlord has the responsibility to maintain and repair the Building Systems, including but not limited to the heating, air-conditioning, ventilation, plumbing, electrical, mechanical and structural systems serving the Common Areas.  If, as a result of Landlord’s operation, maintenance and/or repair of the above systems that are Landlord’s responsibility, Landlord or its employees or contractors introduce any “Contaminants” (as defined below), and Tenant or any of its employees, patients, invitees, agents,  representatives, or contractors experience symptoms that Tenant alleges may be related to the condition of the Building or the Building Systems, Tenant may give notice of such condition to Landlord, in writing. Such notice shall contain sufficient detailed information regarding the condition Tenant believes exists and, further, shall include detailed information regarding the symptoms. Upon receipt of such notice, Landlord shall promptly review the information provided by Tenant relative to the possible Building Systems condition. Unless Landlord disagrees that there is such a condition which needs to be corrected, Landlord shall take or cause to be taken such action as may be necessary or appropriate to correct the condition within thirty (30) days after Landlord’s receipt of such notice from Tenant; provided that, if the condition cannot be corrected within such thirty (30) day period, Landlord shall have such other longer period, not to exceed 270 days, in which to correct any such condition, so long as Landlord shall commence any necessary or appropriate cure within said thirty (30) day period and prosecute the same to completion with reasonable due diligence. If Landlord does not disagree that there is a Building Systems condition which needs to be corrected, but does not correct or commence correcting the condition within the periods specified, Tenant shall have the right and option, upon ten (10) business days’ notice to Landlord, to take such reasonable action, at Landlord’s sole cost and expense, as may be necessary or appropriate to correct the condition or conditions after obtaining bids and following other procedures, with advance written notice thereof, together with supporting documentation therefor, to Landlord, reasonably designed to minimize the cost of correcting the condition. Tenant shall provide to Landlord evidence documenting the expense of correcting such condition or conditions, and Landlord shall be obligated to pay the reasonable cost of such corrective actions within ten (10) business days after Landlord’s receipt of evidence documenting the expense of corrective actions. In the event Landlord fails to reimburse the reasonable cost of corrective actions within such ten (10) business day period, Tenant shall thereafter have the right and option to offset any such amounts against Rents owing under this Lease until such time as Tenant shall have recovered any and all such amounts or, as and to the extent there are no Rents due or payable under this Lease, Landlord shall immediately pay such amounts to Tenant, then, in the event Landlord does not so pay any such amounts, Tenant shall be entitled to exercise any and all rights or remedies, at law or in equity, to recover any such amounts, together with interest at the rate of twelve percent (12%) from the date such amounts were invoiced until paid by Landlord, a late charge equal to five percent (5%) of the amounts invoiced, and reasonable attorneys’ fees incurred by Tenant by reason of, or in connection with, any such nonpayment by Landlord, from Landlord notwithstanding any other terms or conditions of this Lease. Nothing in this Paragraph shall obligate Tenant to take corrective action with respect to any violation that is within the responsibility of Landlord to correct. Notwithstanding any provision hereof to the contrary, all costs incurred by Landlord under this subparagraph as or to the extent recoverable as Operating Expenses under the terms and conditions of this Lease shall be included within the Operating Expenses, to be allocated and paid by Tenant and the other tenants of the Building, and shall be deemed to be, and included within, the “Operating Expense Increment” (as defined below), if any, to be paid by Tenant as of the next rental payment due date and, thereafter, shall accrue late fees and interest as provided elsewhere in this Lease.

7.            OPERATING EXPENSES -  REPAIRS, MAINTENANCE, INSURANCE, TAXES AND PROPERTY MANAGEMENT.

Subject to Tenant’s audit rights set forth in accordance with Exhibit D attached hereto, Tenant is responsible for its “Prorata Share” (as defined below) of annual increases, if any, in Operating Expenses over Base Year Operating Expenses (the “Operating Expense Increment”). The term “Operating Expenses” shall include, subject to subsection 7(c), below, all costs reasonably incurred by Landlord in accordance with generally accepted accounting principles consistently applied, and fairly allocable to the applicable lease year which relate to the operation of the Building and the Common Areas and the maintenance, housekeeping and related services to be performed by Landlord as specified in this Lease and/or attached Exhibit G, which Operating Expenses (with the attendant agreements of Landlord related thereto) include but are not limited to:

•

Real property taxes reasonably allocable to the Building (including the applicable land). Landlord shall use its best efforts to maintain the lowest taxes possible on the property. Landlord will agree to timely appeal and/or protest any substantial increase in real property taxes.

•	Equipping, supplying, replacing, maintaining, and repairing any elements of the Building.
•	Gas, water, electricity, and other utilities unless separately metered to other tenants or unless other tenants have extraordinary use of any utilities.
•	Heating, cooling, and ventilation.
•

Landlord, as part of Operating Expenses, shall furnish HVAC Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 p.m., except for the following national holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving Day, Christmas Eve and Christmas. Additional after-hours HVAC and extra use of utilities and services will be supplied to Tenant, and may be billed to Tenant separately from Operating Expenses, at $75 per hour for the Premises. Should the Building or the Premises be metered and zoned in the future, then Tenant shall pay the actual cost of after-hours HVAC service. The HVAC system within the Building will perform within the standards outlined in Exhibit C.

•

Lighting. Tenant may use overhead ceiling lights at any time outside of normal Building operating hours without additional cost. Should the Building or the Premises be metered and zoned in the future, then Tenant shall pay the actual cost of after-hours lighting.

•	Sweeping, cleaning, painting, surfacing, and striping the parking lot.
•	Signs (except as otherwise defined within the Lease).
•	Security.
•	Garbage removal.
•	Planting and landscaping.
•	Wages, salaries, benefits, and other costs relating to employees directly involved in on-site operations.
•	Liability and casualty insurance.
•	Fees and charges of attorneys, accountants, and other third-party experts and consultants performing services directly attributable to Building operations.
•	A reasonable fee to Landlord or management company for managing the Building (not to exceed 4% of gross receipts) which shall not be increased over the percentage used during the Base Year.
•

Ground lease payments pertaining to a portion of the parking area owned by PacifiCorp, an Oregon corporation (“PacifiCorp”), made by Landlord in accordance with a currently existing ground lease for such premises (excluding any subsequent amendments or modifications thereto) (the “PacifiCorp Ground Lease”).

•	All other costs and liabilities reasonably incurred by Landlord in connection with the operation of the Building.

Proration shall be on a square footage basis with all other tenants in the Building and Tenant’s proration shall be calculated by multiplying the Operating Expense Increment by an equation, the numerator being the RSF of the Premises and the denominator being the total RSF of the Building. Tenant’s Prorata Share is 95.57% (the “Prorata Share”), and will be adjusted accordingly when the Expansion Premises is leased by Tenant in accordance with this Lease. The Operating Expense Increment shall be subject to the following terms and conditions:

(a)           Beginning January 1, 2014, and subject to Tenant’s audit rights set forth in Exhibit D attached hereto, Tenant’s Prorata Share of the budgeted increases in Operating Expenses over the Base Year shall be computed and paid by Tenant to Landlord in twelve (12) equal monthly estimated payments as determined in Landlord’s reasonable discretion. Such Additional Rent shall be paid by Tenant on or before the 1st day of each month with Base Rent. In accordance with Exhibit D attached hereto, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the immediately preceding calendar year. If the actual Operating Expenses for the immediately preceding calendar year exceed the budgeted Operating Expenses for such year, the Operating Expense Increment for such year shall be recalculated and Tenant shall, within thirty (30) days of receipt of Landlord’s invoice, pay to Landlord the difference between Tenant’s Prorata Share of the actual Operating Expense Increment and Tenant’s Prorata Share of the budgeted Operating Expense Increment. If the actual Operating Expenses for the immediately preceding calendar year are less than the budgeted Operating Expenses for such year, the Operating Expense Increment for such year shall be recalculated and Tenant shall be entitled to receive a credit to Rents next due and payable under the Lease equal to the difference between Tenant’s Prorata Share of the budgeted Operating Expense Increment and Tenant’s Prorata Share of the actual Operating Expense Increment; provided that, as and to the extent there are no Rents against which any such credit can be offset, then, in the event Landlord does not immediately pay any such amount to Tenant, Tenant shall be entitled to exercise any and all rights or remedies, at law or in equity, recover any such amounts, together with interest at the rate of twelve percent (12%) from the date such amounts were invoiced until paid by Landlord, a late charge equal to five percent (5%) of the amounts invoiced, and reasonable attorneys’ fees incurred by Tenant by reason of, or in connection with, any such nonpayment by Landlord, from Landlord notwithstanding any other terms or conditions of this Lease; and provided that in no event shall Tenant be entitled to any credit or refund of Base Rent in the event the Operating Expenses are less than the Base Year Operating Expenses. The failure of Tenant to timely pay Tenant’s Prorata Share of any adjustment to budgeted Building Operating Expenses in accordance with this Lease shall constitute a default under the terms hereof in like manner as the failure of Tenant to pay the Additional Rent when due.

(b)          Tenant’s obligations under this Section 7 pertaining to Operating Expenses shall be subject to Tenant’s audit rights in accordance with Exhibit D attached hereto.

(c)           Notwithstanding any term or condition of this Lease, Operating Expenses shall not include the following:

•	Depreciation and amortization.
•	Expenses incurred by Landlord to prepare, renovate, repaint, redecorate, or perform any other work in any space leased to an existing tenant or prospective tenant of the Building.
•	Uninsured, non-deductible-related expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation.
•	Expenses incµrred by Landlord to lease space to new tenants or to retain existing tenants, including leasing commissions, advertising, and promotional expenditures.
•

Expenses incurred by Landlord to resolve disputes, enforce, or negotiate lease terms with prospective or existing tenants, or in connection with any financing, sale, or syndication of all or a portion of the property pertaining to this Lease.

•

Interest, principal, points and fees, amortization, or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto (other than permitted ground lease payments under the PacifiCorp Ground Lease).

•

All costs incurred by Landlord for alterations, capital improvements, equipment replacement ,  repairs, replacements ,  and other items which under generally accepted accounting principles are properly classified as capital expenditures, except where such an expenditure (as amortized over the useful life of such improvements by Landlord for federal income tax purposes) is primarily and reasonably intended to reduce the cost of operation or maintenance of the Building or any portion thereof, but only to the extent that such reduction actually achieved in the pertinent Lease year exceeds straight-line amortization pertaining to that Lease year of such costs over the improvement’s useful life.

•

Costs incurred in connection with making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building (which increase the square footage of the Building).

•

Expenses incurred by Landlord in order to comply with all present and future laws (to the extent determinable at that time), ordinances, requirements, orders, directives, rules ,  and regulations of federal, state,  county, and “City” (as defined below) governments and of all other governmental authorities having or claiming jurisdiction over the Building, including without limitation the “ADA” (as defined below), the Federal Occupational Safety and Health Act of 1970 (as amended) ,  the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended), and any of said laws, rules, and regulations relating to environmental, health, or safety matters.

•	Cost to correct any penalty or fine incurred by Landlord due to Landlord’ s violation of any federal, state, or local law or regulation.
•	Any interest or penalties due for late payment by Landlord of any of the Operating Expenses.
•	Expenses for the replacement of any item covered under warranty.
•

Cost of repairs necessitated by Landlord’s or Landlord Agents’ (as defined below) negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building construction,  materials, or equipment.

•

Expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties.

•	Expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building.
•

Management costs or fees to the extent they exceed competitive costs for third-party management of comparable buildings in the general vicinity of the Building and in no event in excess of 4% of gross receipts received from the operation of the Building.

•

Salaries of employees above the grade of building superintendent or building manager, and that portion of employee expenses for employees whose time is not spent directly and solely in the operation of the Building.

•

To the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, travel, fringe benefits, and other compensation of Landlord’s personnel who provide such services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties.

•	Landlord’s general corporate overhead and administrative expenses, except to the extent it is solely in connection with Landlord’s management of the Building.

•	The cost of providing any service customarily provided by a managing agent and the cost of which is customarily included in management fees (e.g., bookkeeping and accounting costs).
•	Rental value insurance.
•

Increases in premiums for insurance carried by Landlord pursuant to the Lease, which increase is caused by use of the Building by Landlord or any other tenant of Landlord which is hazardous on account of fire or otherwise or premiums for any insurance carried by Landlord which is not customarily carried by other reasonably prudent landlords in comparable office buildings in Salt Lake County.

•	Replacement reserves.
•	Fees paid by Landlord or affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided.
•	Any additional operating expenses incurred by Landlord relative to any declaration of covenants or restrictions to which the Building may be subject.
•	Landlord’s cost of electricity and other services that are sold to tenants or for which Landlord is entitled to be reimbursed by tenants or other parties.
•	All costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease.
•	Costs and expenses due to termination or under-funding of any plan under ERISA or any other law or regulation governing employee pension plans or other benefits.
•	Cost of sculptures, paintings, and other objects of art, or the insuring, repair or maintenance thereof.
•	Cost of gifts arising from Landlord’s charitable or political contributions.
•	Entertainment costs.
•	Late fees assessed for failure to timely make any payment.
•	Costs associated with the removal of substances considered to be detrimental to the environment or the health of occupants of the Building.
•	Dues paid to trade associations and similar expenses if there is no resulting benefit to the Building.
•	Costs for earthquake insurance or other insurance maintained by Landlord as reasonably necessary or appropriate for the Building or the Common Areas.
•	Costs incurred in removing and storing of property of former tenants or occupants of the Building.
•	Other items not customarily included as operating expenses for similar buildings.

(d)           Landlord agrees to provide a ceiling/cap on increases in Controllable Operating Expenses or pass-throughs at not more than a cumulative 4% increase per year. “Controllable Operating Expenses” are those direct operating expenses over which landlord has direct control such as management fees, and contract services. Controllable expenses shall specifically exclude real estate taxes, insurance, utilities, and snow removal.

8.            ALTERATIONS.

(a)          Tenant will not make or suffer to be made any alterations, additions or improvements in excess of $1,000, excluding the Tenant Improvements (collectively, “Alterations”), to or upon the Premises, Building, or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In this connection, promptly following the request of Tenant, Landlord shall review any plans and specifications for any such Alterations and, as and to the extent so approved by Landlord, cooperate with

Tenant in the construction, installation and/or completion of such Alterations. Subject to the foregoing,  any Alterations to or upon the Premises shall be made by Tenant at Tenant’s sole cost and expense and any contractor selected by Tenant to make the same shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. All such Alterations permanent in character, made in or upon the Premises either by Tenant or Landlord, may at the option of Landlord,  become Landlord’s property and,  at the end of the term or any extension hereof, shall remain on the Premises without compensation to Tenant unless Landlord requests that Tenant remove any such Alterations at the time written approval therefor is granted. Notwithstanding the foregoing, Tenant’s work stations, other items of movable furnishings,  trade fixtures, furniture, and personal property shall remain Tenant’s property.

(b)           Any Alterations shall, when completed,  be of such a character as not to lessen the value of the Premises or such improvements as may be located thereon. Any Alterations shall be made promptly and in a good workmanlike manner, and in compliance with all applicable permits, building and zoning laws, and with all other laws,  ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions,  boards and offices.  The costs of any such Alterations shall be paid by Tenant, so that the Premises are free of liens, for services performed, labor and material supplied or claimed to have been supplied. Before any Alterations shall be commenced, Tenant, at its option, shall pay any increase in premiums on insurance policies (provided for herein) or ensure adequate coverage is in place for all risks related to the construction of such Alterations and the increased value of the Premises.

9.            SIGNAGE.

Any signage placed on or within the any building(s) of which the Premises are a part must be approved in writing by Landlord,  which approval not to be unreasonably withheld, conditioned or delayed, and conform with applicable statues, ordinances,  regulations or codes. Any signage must be removed, at Tenant’s sole cost, at the end of the Lease Term or upon Tenant’s failing to have possession of the Premises. The cost of installation, maintenance and removal of signage shall be paid by Tenant. Specific signage shall include:

(a)           Exterior Crown Signage; Other Signage. To the extent allowed by applicable ordinances of the City of Draper, Utah (the “City”), and reasonably comparable (in terms of size) to Tenant’s existing crown signage, and with advance written notice to Landlord, Tenant shall have the right and option, in its discretion, to place exterior crown signs on the four (4) corners or sides of Building 20;  provided that the exact location and design of any such signage shall be subject to the approval of Landlord, which, so long as any such signage proposed by Tenant shall comply with applicable City ordinances and, further, be consistent, in terms of size and general design with that signage generally described in attached Exhibit E, shall not be withheld, conditioned or delayed. Also subject to applicable City ordinances, Tenant shall have the right,  in its discretion, to place “eyebrow” signage above the main entrance to, and between the first and second floors of, Building 20; provided that the exact location and design of any such signage shall be subject to the approval of Landlord, which, so long any such signage proposed by Tenant shall comply with applicable City ordinances and, further, be consistent, in terms of size and general design with that signage generally described in attached Exhibit E, shall not be withheld, conditioned or delayed. Tenant shall be responsible for the installation and removal of any such signage and, further, the cost of repairing any resulting damage to the Building upon the termination or assignment of the Lease. The Premises must remain above 40,000 RSF in the Building in order to keep the signage rights, set forth in this subsection 9(a).

(b)          Directory Board. Landlord shall provide lobby directory signage at no additional cost to Tenant. Landlord shall also provide Tenant with the option to place divisional or group listings, together with such other listings as may be reasonably necessary or appropriate by reason of Tenant’s use and occupancy of the Premises, on the existing lobby directory board, which Landlord shall ensure shall be reasonably adequate for use by all tenants of the building(s) of which the Premises may be a part. In the event that Tenant desires additional directory space and/or signage than otherwise available within the existing lobby directory board, then, subject to confirmation thereof, in writing, by Landlord and Tenant, Landlord shall provide such additional signage and/or directory space; provided that Tenant shall bear the costs and expenses for the installation of such signage and/or space.

(c)           Premises Signage.  Subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant,  at Tenant’s sole cost and expense (but Tenant may use a portion of the Tenant Improvement Allowance for the same), shall be entitled to install appropriate signage, including Tenant’s logo and/or name ,  on the walls of elevator lobbies of each floor of any building(s) of which the Premises (where such floor is entirely occupied by Tenant) is located, outside Tenant’ s primary entrance (which, with respect to, and until, the Building is entirely occupied by Tenant, shall be on the second floor of the Building), and adjacent to entrance doors to the Premises, subject to a mutually-agreed-upon design and scale between Landlord and Tenant; provided that, in any case, such signage need not be consistent or compatible with any such building’s design, signage,  and graphics program.  Tenant shall be responsible for the removal of such sig ns and the cost of repairing any resulting damage to the affected building and Premises upon the termination or assignment of the Lease.

(d)          Transferability of Signage Rights. Any of the above signage rights shall not be personal to Tenant and may be transferred to an assignee, successor in interest, or sub lessee of Tenant but only if said assignee or sublessee leases the entire Premises from Tenant or Landlord,  as the case may be, subject to approval of Landlord as specified in this Lease and, further, compliance with applicable City ordinances as to any replacement signage.

10.         LIENS.

Tenant shall keep the Premises and the Building free from any mechanics’ and/or materialmen’s liens or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall notify Landlord in writing at least seventy-two (72) hours before any work or activity is to commence on the Premises which may give rise to such liens to allow Landlord to post and keep posted on the Premises any notices which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens.

11.         DESTRUCTION OR DAMAGE.

(a)           If the Premises are partially damaged by fire or other insured casualty:

(i)       Landlord shall repair the same at Landlord’s sole cost and expense (except as and to the extent any insurance deductibles are allocable to Operating Expenses in an amount not to exceed TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000) (the “Operating Expenses Deductible Allocation”), subject to the provisions of this Section and provided such repairs can, in Landlord’s reasonable opinion, be made within ninety (90) days after the fire or such casualty. During such repairs, the Lease shall remain in full force and effect; provided, however, that Rents shall be partially abated from and after such ninety (90) day period until such repairs have been completed based upon the portion of the Premises rendered unusable by Tenant during the period of such repair.

(ii)          If in Landlord’s reasonable opinion the partially damaged  Premises  can  be repaired, but not within ninety (90) days after the fire or such casualty, Landlord may elect, upon written notice to Tenant within thirty (30) days of any such damage (the “Damage Notice Date”), to repair such damages, at Landlord’s sole cost and expense (other than any Operating Expenses Deductible Allocation) within one hundred eighty (180) days after the Damage  Notice  Date and continue the  Lease  in full force and effect, but with  Rents  partially  abated  from  the date of the fire or such  casualty  until  the completion of such repairs based upon the-portion of the Premises rendered  unusable  by Tenant during the period of  such repair. In the event Landlord provides the notice herein specified, but any such  repairs  are  not completed within such one hundred eighty (180) day period, or  if Landlord  fails to timely  elect to repair such damages as herein specified, and, further, any such damage either renders the Premises,  in  the reasonable judgment of Tenant, unusable or affect more than fifty percent (50%) of the Premises, then, at Tenant’s option, Tenant may terminate this Lease  as of the  date of  the fire or  such  casualty  by  not  less than thirty (30) days’ advance, written notice by Tenant to Landlord, in which event any Rents  paid  in advance by Tenant shall  be  refunded  to Tenant  based  upon such date of termination,  and/or Tenant shall  be entitled to a complete abatement of Rents and Operating Expenses from the date of  the fire or such  casualty until Landlord shall complete  any such  repairs and  make  the  entire  Premises available to Tenant as contemplated under this Lease.

(iii)         If Landlord timely elects to repair the partially damaged Premises in accordance with this subsection 11(a), Landlord shall repair such damages to the Premises itself, and to the Tenant Improvements, at Landlord’s sole cost and expense (other than any Operating Expenses Deductible Allocation). Except in the event of damage resulting from Landlord’s gross negligence or willful misconduct (for which Landlord shall be solely responsible, cost or otherwise, notwithstanding any other term or condition of this Lease), Tenant shall be responsible for Tenant’s equipment, furniture and fixtures, and other alterations, additions and improvements made by Tenant to the Premises and Building.

(b)          If in Landlord’s reasonable opinion, the Premises are totally or substantially destroyed by fire or other casualty and cannot be repaired or replaced within one hundred eighty (180) days, the Lease shall terminate as of the date of such fire or other casualty upon not less than thirty (30) days’ advance, written notice by Landlord to Tenant, in which event any Rents paid in advance by Tenant shall be refunded to Tenant based upon such date of any such destruction or other casualty.

12.         SUBROGATION.

Except as otherwise specified in this Lease, Landlord and Tenant waive all rights to recover against each other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Lease. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Paragraph and to obtain such waiver of subrogation rights endorsements.

13.         INDEMNIFICATION.

Except to the extent waived under Section 12 of this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord and its officers, directors, partners and employees from and against all loss, liabilities, judgments, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs, for injury to or death of any person, for the release of any hazardous materials, or for damages to any property to the extent arising out of or connected with (i) the use, occupancy or enjoyment of the Premises, the Building, or the Common Areas by Tenant or Tenant’s agents, employees, invitees, 1icensees, or contractors (collectively, the “Tenant’s Agents”), or any work or activity performed by Tenant or by Tenant’s Agents in, or about the Premises, the Building, or the Common Areas, including any Tenant Improvements by Tenant, (ii) any breach or default in the performance of any obligation of Tenant under this Lease, or (iii) any negligent or intentional tortious act of Tenant or Tenant’s Agents (excluding Tenant’s licensees) on or about the Premises, the Building, or the Common Areas or any negligent or intentional tortious act of Tenant’s licensees on or about the Premises, the Building or the Common Areas, except as or to the extent that any such damage or injury is caused by the breach or default in the performance of any obligation of Landlord under this Lease, the negligent or intentional tortious act of Landlord or Landlord’s employees, agents, invitees, licensees, or contractors (collectively, “Landlord’s Agents”). All property of Tenant kept or stored on the Premises or in the Building shall be so kept or stored at the risk of Tenant only, and Tenant waives any claim against Landlord for any damage to the same, unless such damage shall be caused by the breach or default in the performance of any obligation of Landlord under this Lease, the negligent or intentional tortious act of Landlord or Landlord’s Agents. The indemnification contained herein shall survive the expiration or earlier termination of this Lease as to acts occurring prior to such expiration or termination. If any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord.

Except to the extent waived under Section 12 of this Lease or covered by insurance, Landlord agrees to indemnify, defend and hold harmless Tenant and its officers, directors, partners and employees from and against all liabilities, judgments, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs, for injury to or death of any person, for the release of any hazardous materials or for damages to any property to the extent arising out of or connected with (i) the use, management or operation of the Building by Landlord or by Landlord’s Agents, or any work or activity performed by Landlord or by Landlord’s Agents in, on or about the Building, (ii) any breach or default in the performance of any obligation of Landlord under this lease, or (iii) any negligent or intentional tortious act of Landlord or Landlord’s Agents on or about the Leased Premises or the Building, except as or to the extent such injury or damage is caused by the use of the Premises by Tenant or Tenant’s Agents, any work or activity performed by Tenant or Tenant’s Agents in, on or about the Premises, or any negligent or intentional tortious act of Tenant or Tenant’s Agents. The indemnification contained herein shall survive the expiration or earlier termination of this lease as to acts occurring prior to such expiration or termination.  If any action or proceeding is brought against Tenant, its employees or agents by reason of any such claim, Landlord, upon notice from Tenant, will defend the claim at Landlord’s expense with counsel reasonably satisfactory to Tenant.

Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, the Common Areas, Building and Premises are free of currently-known hazardous materials and are not in violation of any federal, state or local law, ordinance, or regulation relating to the presence of hazardous materials. Landlord shall indemnify Tenant and hold Tenant harmless from all costs and liability associated with the removal of hazardous materials not introduced to the Common Areas, Building or Premises by Tenant, its invitees, contractors, or employees, and Landlord shall promptly remove any hazardous materials found in the future within the Common Areas, Building or Premises, and not introduced to the Building or Premises by Tenant, its invitees, contractors or employees, at Landlord’s sole expense. Landlord shall provide a copy to Tenant of any Phase I and/or Phase II environmental reports, whether in draft or final form, pertaining to the real property on which the Building and Common Areas is situated as and to the extent performed by or at the direction of Landlord from and after the Effective Date.

14.         COMPLIANCE WITH LEGAL REQUIREMENTS.

Except as otherwise specified in this Lease, including without limitation the following subparagraph, and except as and to the extent due to the neglect, fault or omission of Landlord, Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, the requirements of any board of fire underwriters or other similar body now or hereafter constituted, any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, the Building or any Common Areas (collectively, the “Applicable Laws”), insofar as any thereof relate to or affect Tenant’s use or occupancy of the Premises, the Building or the Common Areas, excluding requirements of structural changes not related to or affected by Alterations made by or at the direction of Tenant.

Landlord represents and warrants that, as of the Possession Date and through the Lease Term, the Building Systems serving the Building and/or the Premises are, and shall remain, in good and serviceable working condition; that the Shell is not defective and the roof of the Building is, and shall remain, in good condition and free of leaks. Further, Landlord represents and warrants that, at its sole cost and expense, Landlord shall deliver the Premises, the parking areas, the Common Areas, and the Building in compliance with the American with Disabilities Act, 42 U.S.C. § 12101 et seq. (as amended), and any governmental regulations relating thereto (collectively, the “ADA”), and that, as of the Possession Date (and except as and to the extent the obligation of Tenant under this Lease), the Premises, the Common Areas, the parking areas and access to the Building are ADA compliant and otherwise in compliance with applicable zoning laws, rules and regulations. Except as otherwise specified in this Lease, including without limitation the preceding sentence and/or subparagraph, and except as and to the extent due to the neglect, fault or omission of Tenant, Landlord shall, at its sole cost and expense, deliver the Premises to Tenant, and shall maintain the Building, the Building Systems, the Base Building Improvements, the Shell, the Common Areas, and the Premises as otherwise specified in this Lease, including taking or causing to be taken such actions as may be necessary to ensure that the same are in compliance with all Applicable Laws, including without limitation any and all applicable zoning laws and, further, the ADA as it relates to the Building and the Common Areas, including any alterations, additions and/or improvements made thereto.

15.         INSURANCE

(a)          Commercial General Liability. Tenant shall maintain a Commercial General Liability policy including all coverages customarily provided therein. Such policies shall specifically name Landlord as an additional insured, with a cancellation period of thirty (30) days prior written notice of a cancellation. A Certificate of Insurance shall be provided to Landlord. All polices of insurance shall be issued by responsible insurance companies licensed to do business in the State of Utah.

The minimum limits of coverage acceptable are:

(i)           $2,000,000 Each Occurrence Combined Single Limit for Bodily Injury and Property Damage; and

(ii)          $5,000,000 Annual Aggregate.

(b)           Premises and Building Insurance. Landlord shall insure the Premises, the Building and the Common Areas, including Landlord supplied Base Building Improvements and Tenant Improvements as deemed necessary in Landlord’s reasonable discretion and/or customary with similarly placed commercial office buildings in Salt Lake County, Utah. All policies of insurance shall be issued by responsible insurance companies licensed to do business in the State of Utah.

(c)          Tenant’s Additional Insurance. Tenant may, at its sole option, cost and expense, cause all equipment, machinery, furniture and fixtures, personal property, and Tenant Improvements supplied by Tenant from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured by Tenant against loss or damage. Except for losses caused by Landlord’s or Landlord’s Agent’s gross negligence or willful misconduct, or except as otherwise specified in Paragraph 13, above, Landlord shall not be liable for any uninsured Tenant’s property.

16.         ASSIGNMENT AND SUBLETTING.

Upon written notice to Landlord, Tenant shall be permitted to assign and sublet all, or any po11ion of the Premises, with (except as otherwise provided below) Landlord’s prior written consent, which consent shall be granted or, subject to the remaining provisions of this Section, denied within 30 days of receipt of Tenant’s notice, which notice shall include all pertinent information as to the proposed assignee or sublessee reasonably required by Landlord, including but not limited to company name, operating history, financial statements for the previous 3 years, executive biographies, use of the Premises, and any other information reasonably requested by Landlord. Landlord’s consent with respect to such assignment of subletting shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord shall be entitled to withhold its consent in its good faith discretion with respect to any assignment or subletting that is not for a permitted use or would adversely affect other tenants in the Building or Building 19.

Notwithstanding the foregoing, subject to Landlord’s review of financial information pertaining to a prospective assignee or sublessee, and subject to a similar use of the Premises, Tenant shall have the right to assign the Lease, or sublet all or a portion of the Premises, in the following circumstances without Landlord’s approval:

•	Assign the Lease or sublet all or any part of the Premises to a parent, subsidiary, affiliate, or successor (by merger, consolidation, transfer of assets, assumption or otherwise) of Tenant.
•

Assign the Lease or sublet all or any part of the Premises to an entity which purchases substantially all of the assets of an operating division, group, or department of Tenant, or which purchases the majority of Tenant’s business as conducted in the Premises.

•	Transfer any interest in Tenant including, without limitation, a majority or controlling interest in Tenant.
•	Assign the Lease or sublet all or any part of the Premises to an entity or entities created by the division of Tenant into one or more separate corporations, partnerships, or other entities.

Subject to the above provisions, Tenant may assign or sublease the Premises without any minimum rent or “Rents” restriction. All excess “Rents” resulting from any such and/or subletting, if any, shall be split 50/50 between Landlord and Tenant after deducting reasonable marketing, improvement, and transactional costs.

17.         RULES.

Tenant shall faithfully observe and comply with all Rules and Regulations attached as Exhibit F and, subject to the terms of this Paragraph, those hereafter reasonably promulgated by Landlord, with not less than thirty (30) days advance, written notice to Tenant, during the Lease Term or any Renewal Option period herein. Landlord shall undertake commercially reasonable efforts to enforce all Rules and Regulations against all tenants of the Building and Building 19. The Rules and Regulations, and any additions or modifications thereto, for the Building or Building 19 shall not be established, changed, revised, or enforced in any unreasonable way by Landlord, nor established, revised, enforced, or changed by Landlord in a way that unreasonably interferes with Tenant’s use or occupancy of the Premises.

18.         ENTRY BY LANDLORD.

Landlord may enter the Premises (secure areas excepted) or Building at reasonable hours and upon 48 hours prior written notice to Tenant to (a) inspect the same, (b) show the same to prospective purchasers, lenders or, not earlier than six (6) months prior to the expiration of the Lease Term, prospective tenants, (c) determine whether Tenant is complying with all of Tenant’s obligations hereunder, (d) post notices of non-responsibility or (e) make repairs required of Landlord under the Lease, repairs to adjoining space or utility service, or make repairs, alterations or improvements to the Building; provided that any such entry or work shall not unreasonably interfere with Tenant’s use or occupancy of the Premises. Subject to the foregoing, Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry or work. Landlord shall at all times have and retain a key to unlock all doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar secure areas designated in writing by Tenant). In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises, without notice, for the limited purpose of abating as quickly as possible said emergency. Such emergency entrance shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

19.         EVENTS OF DEFAULT.

The occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of the Lease by Tenant: (a) if Tenant fails to pay Rents when and as the same become due and payable and such failure continues for more than ten (10) days after written notice thereof, or (b) if Tenant fails to pay any other sum when and as the same becomes due and payable and such failure continues for more than ten (10) days after written notice thereof; or (c) if Tenant fails to perform or observe any material term or condition of the Lease, such failure continues for more than thirty (30) days after written notice from Landlord and if Tenant does not within such period begin with due diligence and dispatch the curing of such default, or, having so began, thereafter fails or neglects to complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if the Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) business days of receipt thereof by Tenant.

20.         TERMINATION UPON TENANT’S DEFAULT.

If an Event of Default shall occur, Landlord at any time thereafter may give a written termination notice to Tenant ,  and on the date specified in such notice (which shall not be less than three (3) days after service) Tenant’s right to possession shall terminate and the Lease shall terminate, unless on or before such date all Rents, arrearages and other sums due by Tenant under the Lease, including reasonable costs and attorneys’ fees incurred by or on behalf of Landlord, shall have been paid by Tenant and all other Events of Default by Tenant shall have been fully cured to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant:

(a)           the worth at the time of award of the unpaid Rents which had been earned at the time of termination; plus

(b)           the worth at the time of award of the amount by which the unpaid Rents which would have been earned after termination until the time of award exceeds the amount of such Rents loss that Tenant proves could have been reasonably avoided; plus

(c)          the worth at the time of award of the amount by which the unpaid Rents for the balance of the Lease Term after the time of award exceeds the amount of such Rents loss that Tenant proves could be reasonably avoided; and plus

(d)          any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of events would be likely to result therefrom;  and/or

(e)          At Landlord’s elections, such other amounts in addition or in lieu of the foregoing as may be permitted from time to time herein or by applicable law.

The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed by allowing interest at the rate of 12% per annum. The “worth at the time of award” of the amount referred to in clause (c) above means the monthly sum of the Rents under the Lease. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default,  but Landlord shall have the right to declare any such default at  any time thereafter.

21.         CONTINUATION AFTER DEFAULT.

Even though Tenant has defaulted under the Lease and abandoned the Premises, the Lease shall continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all of its rights and remedies under the Lease,  including the right to recover the Rents as they become due under the Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under the Lease shall not constitute a termination of Tenant’s right to possession. If any fixture, equipment, improvement, installation or appurtenance shall be required to be removed from the Premises and/or Building by Tenant, then Landlord (in addition to all other rights and remedies) may, at its election by written notice to Tenant, deem that the same has been abandoned by Tenant to Landlord, or Landlord may remove and store the same and restore the Premises to its original condition at the reasonable expense of Tenant, as Additional Rent to be paid within ten (l0) days after written notice to Tenant of such expense.

22.         LANDLORD’S DEFAULT.

If Landlord fails to perform or observe any of its obligations under this Lease, and, in the case of a nonmonetary default, such failure continues for thirty (30) days after written notice from Tenant, or if more than thirty (30) days is required to cure such failure, Landlord fails to commence such cure within such thirty (30) day period and thereafter fails to diligently complete such cure, Landlord shall be in breach of this Lease (a “Default”). If Landlord commits a Default, Tenant, at its option, without further notice or demand and in addition to any other rights or remedies to which Tenant may be entitled under or by reason of this Lease, may (i) pursue the remedy of specific performance or injunction; (ii) seek declaratory relief; (iii) pursue an action for actual and direct damages for loss; (iv) take reasonable measures to cure such default, in which event Landlord shall reimburse Tenant for any costs incurred by Tenant in connection with such cure (including reasonable attorney’s fees) within ten (10) days following written demand therefor by Tenant; or (v) terminate this Lease; provided that Tenant shall have the right to withhold from its payment or Rents any such amounts that remain unreimbursed by Landlord beyond such ten ( l 0) day period until all such amounts have been fully reimbursed.

23.         RIGHT TO CURE DEFAULTS.

All terms and provisions to be performed by Tenant under the Lease shall be at Tenant’s sole cost and expense and (except as otherwise provided in this Lease) without any abatement of Rents. If Tenant fails to pay any sum of money, other than Rents, required hereunder or fails to perform any other act required hereunder and such failure continues for thirty (30) days after notice by Landlord, Landlord may, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in the Lease. All sums paid by Landlord and all incidental costs incurred by Landlord or the value of work performed by Landlord shall be deemed Additional Rent hereunder and shall be payable within ten (10) days of written notice of such sums paid.

Except as otherwise specified in this Lease, all terms and provisions to be performed by Landlord under the Lease shall be at Landlord’s sole cost and expense. If Landlord fails to pay any sum of money required hereunder or fails to perform any other act required hereunder and such failure continues for thirty (30) days after notice by Tenant, Tenant may, but shall not be obligated, and without waiving or releasing Landlord from any obligations of Landlord, make any such payment or perform any such act on Landlord’s part to be made or performed as provided in the Lease. All sums paid by Tenant and all incidental costs incurred by Tenant or the value of work performed by Tenant may be applied to and credited towards Rents due and payable hereunder, or if no such Rents are due or payable, shall be refunded to Tenant by Landlord within ten (10) days of written notice of such sums paid.

24.         OTHER RELIEF.

The remedies provided for in the Lease are in addition to any other remedies available to Landlord or Tenant at law or in equity by statute or otherwise.

25.         ATTORNEYS’ FEES.

In the event either party places at issue the enforcement of the Lease, or any part thereof, or the collection of any Rents, or recovery of the possession of the Premises, or files suit upon the same, then the prevailing party shall be awarded its reasonable attorneys’ fees and costs from the other party.

26.         EMINENT DOMAIN.

If all or any part of the Premises shall be taken or conveyed as a result of the exercise of the power of eminent domain, the Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate the Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken or conveyed shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent awards or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of the Lease or otherwise, provided that Tenant shall be entitled to any and all compensation, damages, income, rent or awards paid for or on account of Tenant’s moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, to the extent of the then unamortized value of such improvements for the remaining Term of the Lease. In the event of a taking of the Premises which does not result in a termination of the Lease, the monthly rental herein shall be apportioned as of the date of such taking so that thereafter the Rents to be paid by Tenant shall be in the ratio that the area of the Premises not so taken bears to the total area of the Premises prior to such taking.

27.         SUBORDINATION, ATTORNMENT & NONDISTURBANCE; AND ESTOPPEL CERTIFICATE.

(a)          This Lease and Tenant’s rights under this Lease are subject and subordinate to any first mortgage, first deed of trust or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the Premises or any interest of Landlord in the Premises or Landlord’s interest in this Lease and the estate created by this Lease (except to the extent that (i) any such instrument expressly provides that this Lease is superior to it or (ii) the mortgagee under a mortgage or beneficiary or trustee under a deed of trust subordinates the mortgage or deed of trust to the Lease by filing a notice of subordination with the Salt Lake County, Utah Recorder at any time before a foreclosure sale is held pursuant to or in connection with the mortgage or deed of trust, in which case Tenant agrees to attorn to the holder (herein the “Holder”)  of the first mortgage, first deed of trust or first lien encumbrance). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant right to use and occupy the Premises, the Building and the Common Areas under the terms and conditions of this Lease shall not be adversely affected thereby. Further, subject to the foregoing, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee, or any holder of a deed of trust or other instrument described in this Paragraph, to confirm or effect any such subordination. If Tenant fails or refused to execute, acknowledge and deliver any such document within ten (10) business days following any such written demand, then, subject to the terms and conditions of this Paragraph, Landlord or any such “Mortgagee” (as defined below) may record an instrument in the official real estate records of Salt Lake County, Utah confirming the same. Tenant shall be authorized and hereby agrees to pay Rents and any and all other amounts due under this Lease to the Holder upon notice from the Holder that Landlord’s license or other authority to collect the Rents has been revoked.

(b)           If the interest of Landlord under this Lease shall be acquired by Mortgagee (the term “Mortgagee” as used in this Section 27 shall include any purchaser at a foreclosure sale occurring as a result of the first mortgage, first deed of trust or other first lien encumbrance or indenture), Tenant will pay to it all Rents and other sums subsequently payable under this Lease. Tenant will, upon request of any one so succeeding to the interest of Landlord, automatically become Tenant of, and attorn to, such Mortgagee without change in this Lease.  Such Mortgagee will not be:

(i)      Bound by any payment of rent for more than one month in advance; or

(ii)     Bound by any amendment or modification of this Lease made without its written consent; or

(iii)    Liable for any claim against Landlord arising prior to the date on which such successor succeeded to Landlord’s interest; or

(iv)    Subject to any claim or offset of Rents against Landlord; or

(v)     Obligated to return any security deposit not actually received by Mortgagee;

(vi)    Obligated to cure existing defaults,  other than defaults of a continuing nature of which Mortgagee received notice, and in response to which Tenant afforded Mortgagee a reasonable cure period following such notice; or

(vii)   Obligated to Tenant under any provision of the Lease unless and until Tenant shall provide Mortgagee with notice of Mortgagee’s default and a reasonable opportunity to cure the default before exercising any right to terminate the Lease.

Any notice delivered to Tenant by Mortgagee shall be valid if delivered to the Premises demised by the Lease.

Subject to subparagraph 27(c), below,  and the foregoing terms and conditions of this Paragraph, upon request by Mortgagee and without cost to Landlord or Mortgagee, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment, which instrument,  in any event, shall provide that Mortgagee will not disturb Tenant in its use and occupancy of the Premises in accordance with this Lease. If Tenant fails or refused to execute, acknowledge and deliver any such document within ten (10) business days following any written demand therefor, then, subject to the terms and conditions of this Paragraph, Landlord or any such Mortgagee may record an instrument in the official real estate records of Salt Lake County,  Utah confirming the same.

(c)           Landlord shall deliver to Tenant the proposed forms of any Subordination, Non- Disturbance, and Attornment Agreements (“ SNDAA” ) from any and all Mortgagees, ground lessors, mortgage holders, or lien holders (collectively, the “Lenders”) of Landlord then in existence, and unless such SNDAA ‘s are reasonably acceptable to Tenant, Tenant shall have no obligation to execute or deliver such SNDAA ‘s to Landlord or any Lenders notwithstanding any term or condition of this Paragraph or this Lease and,  further, the delivery or non-delivery of any such SNDAA ‘s shall not affect Tenant’s rights or obligations under this Lease.

(d)          At any time and from time to time within ten (10) business days after written request of Landlord or Tenant,  then Tenant or Landlord, as the case may be, agrees to execute,  acknowledge,  and deliver to Landlord or Tenant, as the case may be, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); giving the dates to which the minimum Rents and other charges have been paid; and stating that Landlord or Tenant, as the case may be, has fully complied with all of its obligations (or, if Tenant or Landlord, as the case may be, claims Landlord or Tenant, as the case may be, has not so complied, stating the particulars for the non-compliance); and stating the commencement date and termination date of the Lease. If Tenant or Landlord, as the case may be, fails or refused to execute, acknowledge and deliver any such document within ten (10) business days following any written demand therefor, then, as of the date of any such request, this Lease shall be deemed to be unmodified and in full force and effect (inclusive of any modifications noted in any such request); the minimum Rents and other charges shall be deemed to be paid and current; and each of Landlord or Tenant, as the case may be, shall be deemed to have fully complied with all of its obligations (except as and to the extent the particulars of any non-compliance may have been stated in any such request); and the commencement date and termination date of the Lease shall be deemed to be as stated in any such request.

28.         NO MERGER.

The voluntary or other surrender of the Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

29.         SALE.

In the event the original Landlord hereunder, or any successor owner of the Premises, Building, and Common Areas shall sell or convey the Premises, Building, and Common Areas, and the purchaser assumes the obligations of Landlord under the Lease, all liabilities and obligation on the part of the original Landlord, or such successor owner, under the Lease accruing after such sale or conveyance shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner in accordance with the terms and conditions of this Lease.

30.         NO LIGHT OR VIEW EASEMENT.

Any diminution or shutting off of light or view by any structure erected on lands adjacent to the Building shall in no way affect the Lease or impose any liability on Landlord.

31.         HOLDING OVER.

Tenant, at Tenant’s sole discretion, shall have the right to hold over for a period of up to three (3) months under the same Base Rent as then payable at the expiration of the Lease; provided Tenant provides Landlord twelve (12) months prior written notice of its intent to hold over. Absent such notice or after such three (3) month initial hold over period, Tenant shall become a tenant from month-to-month upon the terms herein specified, but at a monthly Base Rent equivalent to 150% of the Base Rent at the end of the term or extension period pursuant to Section 4, payable in advance on or before the first day of each month. All Additional Rent shall also apply. Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

32.         ABANDONMENT.

If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

33.         SECURITY DEPOSIT.

The security deposit currently in Landlord’s possession, which shall remain in place throughout the Lease Term, is confirmed as $10,332.25 (“Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. In the event Tenant fails to perform or observe any of the provisions of the Lease to be performed or observed by it, then, at the option of Landlord, Landlord may (but shall not be obligated to do so) apply the Security Deposit, or so much thereof as may be necessary to remedy such default or to repair damages to the Premises caused by Tenant. In the event Landlord applies any portion of the Security Deposit to remedy any such default or to repair damages to the Premises caused by Tenant, Tenant shall pay to Landlord, within thirty (30) days after written demand for such payment by Landlord, all monies necessary to restore the Security Deposit up to the original amount. Landlord will not be required to keep the security deposit separate from its general funds and Tenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Landlord’s damages or other rights under this lease, or a payment of liquidated damages, or an advance payment of Rents. If Tenant pays the Rents and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit to Tenant within thirty (30) days after the expiration of the Lease Tenn.

34.         WAIVER.

All waivers by either party herein must be in writing and signed by such party. The waiver of any term or conditions herein shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom, practice or course of conduct between the parties be construed to waive or to lessen the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rents hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term or condition of the Lease, regardless of Landlord’s knowledge of such breach at the time of acceptance of such Rents.

35.         NOTICES.

All notices and demands which may or are required to be given by either party to the other under the Lease shall be in writing and shall be deemed to have been fully given upon the earlier of (a) receipt, or (b) three (3) days after being deposited in the U.S. Mail or one (1) business day after being delivered to a reputable, nationally recognized overnight courier/delivery service, for receipted overnight delivery, addressed as follows:

To Tenant:           Control4 Corporation

Attn: Mark Novacovich

11734 South Election Drive

Suite 200

Draper, UT 84020

With a copy to:    Contro14 Corporation

Attn: JD Ellis, Esq.

11734 South Election Drive

Suite 200

Draper, UT 84020

To Landlord:        Colliers International

Attn: Director of Property Services

755 W Front Street

Suite 300

Boise, ID 83702

A party may designate another place for notice, in place of those listed above, upon notice to the other party in the manner set forth in this Section.

36.         EXPIRATION OF LEASE TERM.

After expiration of the Lease Term, Tenant will promptly quit and surrender the Premises broomclean, in good order and repair, ordinary wear and tear, and damage by fire, earthquakes, or other acts of nature or the elements, excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord’s written consent if such fixtures or equipment are used in the operation of the Building or improvements or the removal of such fixtures or equipment will result in impairing the structural strength of the Building or improvements. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Section 8. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

Tenant shall not be obligated to restore the Premises in any way upon the expiration of the Term unless Tenant makes changes to the Premises without Landlord’s approval of Tenant’s final space plans, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the above, Tenant shall be responsible for removing any cabling, signage, telecommunication, and security systems requested by Landlord upon surrendering the Premises to Landlord.

37.         COMPLETE AGREEMENT.

There are no oral agreements between Landlord and Tenant affecting the Premises and, as of the Commencement Date, this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of the Lease. The Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

38.         AUTHORITY.

The person(s) executing the Lease on behalf of the parties herein hereby covenants and warrants that (a) such party is a duly authorized and validly existing entity under the laws of the State in which it was formed, (b) such party has and is qualified to do business in Utah, (c) such entity has full right and authority to enter into the Lease, and (d) each person executing the Lease on behalf of such entity is authorized to do so.

39.         MISCELLANEOUS.

(a)          The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Except as otherwise provided in this Lease, any failure to occupy the Premises does not release Tenant from the obligation of paying Rents or any other terms or conditions set forth herein.

(b)          Time is of the essence on the Lease and each and all of its terms and conditions.

(c)          The terms and conditions, benefits and burdens of this Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

(d)          Section and subsection captions utilized in this Lease are for reference purposes only and are not a part of the terms or conditions of the Lease.

(e)          The Lease shall be governed by and construed in accordance with the laws of the State of Utah, and is deemed to be executed within the State of Utah.

(f)          Notwithstanding any term or provision of this Lease to the contrary, each party shall be excused from performing an obligation or undertaking provided for in this Lease (other than the obligation of either party, after the commencement of the Lease Term, to pay any and all monetary obligations as the same become due under the applicable provisions of this Lease or any other financial inability) so long as such performance is prevented or delayed, retarded or hindered by act of God, fire, earthquake, flood, explosion, action of the elements, war, acts of terror, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials, or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain as herein defined, requisition, laws, orders of government, or civil or military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of the party prevented, retarded, or hindered thereby (as applicable, “Force Majeure”).

(g)         This Lease is the result of negotiations between Landlord and Tenant and their attorneys. Consequently, Landlord or its attorney is the preparer of some provisions, while Tenant or its attorney is the preparer of other provisions. The parties agree that this Lease is not to be construed against either party as the preparer.

(h)         Subject to Landlord’s prior approval which shall not be unreasonably withheld, conditioned or delayed (based on the size, the number, the method of installation, and/or the visibility of any single apparatus or collectively of all apparatuses), at any point during the Lease Term, Tenant shall have the right to install and use, at no monthly rental charge, roof-mounted antennae, satellite dishes, or other roof-top communication devices for, and in connection with, the use of the Premises under this Lease. Any apparatus shall be installed at Tenant’s cost and in a manner reasonably acceptable to Landlord and upon the expiration of the Lease Term shall be removed at Tenant’s cost and in a manner reasonably acceptable to Landlord. Commencing as of the time of installation,  Tenant shall conform with all Applicable Laws with regard to use, installation, and maintenance of the device requested by Tenant. All permits, application fees, and all costs associated with the aforementioned shall be the responsibility of Tenant.

(i)          Notwithstanding any term or provision of this Lease to the contrary, Tenant’s partners, employees or shareholders shall not be required to securitize the Lease in any way. No  partner, employee, director, manager, or shareholder of Tenant shall have any personal liability for breach of any covenant or obligation of Tenant under this Lease, and no recourse shall be had or be enforceable against the assets of any partner, director, manager, employee, or shareholder of Tenant for any payment of any sums, damages or other amounts of any kind or nature due Landlord under or by reason of this Lease,  or for enforcement of any relief based upon any claim made by Landlord for the breach or default of any of Tenant’s agreements, representations, warranties, covenants, or obligations under this Lease.

(j)          Both parties to this Lease shall have a duty to mitigate damages in the event of a breach or default by the other party.  Notwithstanding anything to the contrary set forth herein, in no event shall either party be liable to the other party hereunder for any lost profits, punitive, special, indirect,  or consequential damages of any kind, whether in contract, tort or otherwise, and whether or not such party had been advised of the possibility of such damages.

(k)         Upon payment by Tenant of the Rents herein provided,  and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed (subject to any and all notice and cure rights of Tenant under this Lease or otherwise available at law or in equity), Tenant shall peaceably and quietly hold and enjoy the Premises for any Lease Term, including any extension thereof under the terms and conditions of this Lease,  hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and actions resulting from future eminent domain proceedings and casualty losses.

(I)          The above recitals and exhibits attached to this Lease are hereby incorporated in,  and made a part of, this Lease by this  reference. Further, for purposes of this Lease and as and to the extent applicable, the term “Premises” shall be deemed to, and include, the “Expansion Premises,” the “Building 19 Expansion Premises,” the “Suite 19-210 Premises,” and,  except as otherwise agreed by Tenant and Landlord or specified in this Lease (including without limitation subsection 2(g), above), any other premises owned or controlled by Landlord (or any affiliate thereof) and leased, used and occupied by Tenant pursuant to this Lease, and, as and to the extent applicable, the term “Building” shall be deemed to, and include, any and all buildings of which the “Premises” may be a part. Further, except as otherwise specified in this Lease, any terms and conditions of this Lease applicable to the Premises, the Common Areas  and the Building shall also apply to any such premises,  including without limitation the Expansion Premises,  the Building 19 Expansion Premises and the Suite 19-210 Premises, and,  except as otherwise specified in Paragraph 9 of this Lease, any building of which any such premises are a part and any common areas serving any such building or premises.

(m)        For purposes of this Le base, “business days” shall mean any day other than a Saturday, Sunday,  any recognized Utah holiday, or the following national holidays:  New Year’s Day,  Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving Day, Christmas Eve and Christmas.

(n)         Landlord and Tenant understand, acknowledge and agree that Tenant currently occupies a portion of the Premises pursuant to certain lease and related agreements (as amended), between Tenant and Landlord (or Landlord’s successors-in-interests) (as applicable, the “Existing Agreements”), which Existing Agreements, except as and to the extent accrued through the Commencement Date, will terminate as of the Commencement Date of this Lease and, with regard to matters arising on and after the Commencement Date, except as otherwise provided in the Existing Agreements or this Lease, Landlord’s and Tenant’s respective rights and obligations relating to the Premises shall be governed by this Lease.

40.         SEVERABILITY.

If any term or provision of the Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of the Lease shall be valid and shall be enforceable to the extent permitted by law.

41.         BROKERS.

Per a separate commission agreement, Landlord shall be solely responsible for and shall pay to Work/Place Solutions, LLC (“Tenant’s Broker”), as Tenant’s sole and exclusive representative, a commission equal to 4% of the Base Rent schedule contained above in this proposal for the period of January, 2013 through June, 2018 pursuant to a separate commission agreement. In the event that any such commissions are not paid to Tenant’s Broker, within ten (10) days following written notice from Tenant or Tenant’s Broker of any such nonpayment, Tenant may, at Tenant’s election,  pay Tenant’s Broker directly and offset any such payment against Rents otherwise due or payable hereunder, notwithstanding any other term or condition of this Lease and, in any such event, any such offset under this Paragraph or as otherwise allowed under this Lease shall not be an Event of Default by Tenant under this Lease or otherwise; provided that, as and to the extent there are no Rents against which any such costs and expenses can be offset, then, in the event Landlord does not so pay any such amounts, Tenant shall be entitled to exercise any and all rights or remedies, at law or in equity, recover any such amounts, together with interest at the rate of twelve percent (12%) from the date such amounts were invoiced until paid by Landlord, a late charge equal to five percent (5%) of the amounts invoiced, and reasonable attorneys’ fees incurred by Tenant by reason of, or in connection with, any such  nonpayment  by Landlord, from Landlord notwithstanding any other terms or conditions of this Lease.

42.         WAIVER OF JURY TRIAL.

EACH PARTY TO THIS LEASE IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF,  the parties have executed the Lease dated the day and year first above written.

Colliers Paragon, LLC on behalf of and as Managing Representative for the tenant in common owners of the Building

/s/ GEORGE ILIFF
By (Print Name):	GEORGE ILIFF
Its:	MANAGING MEMBER
Dated:	4/2/12

Control4 Corporation, a Delaware corporation

/s/ MARK NOVAKOVICH
By (Print Name):	MARK NOVAKOVICH
Its:	VP FINANCE
Dated:	3/30/12

EXHIBIT A

SPACE AND SITE PLAN, INCLUSIVE OF COMMON AREAS

(attached)

Exhibit A

DRAPER TECHNOLOGY CENTER
BUILDING 20
FIRST FLOOR
SEPTEMBER 24, 2009 06W20-1-M.dwg
NORTH
SUITE 20-180
BUILDING 20 EXPANSION
SUITE 20-170
STAIRWELL
CORRIDOR
LOBBY
ELECTRICAL
EXT. CORRIDOR
SAMUEL J. BRADY
ARCHITECTS
University Club Building
Suite 2216
136 E. South Temple
Salt Lake City, Utah 84111
(801) 596-1792
FAX (801) 596-1757

DRAPER TECHNOLOGY CENTER BUILDING 20 FIRST FLOOR SEPTEMBER 24, 2009 SAMUEL J. BRADY ARCHITECTS University Club Building Suite 2216 136 E. South Temple Salt Lake City, Utah 84111 (801) 595-1757 FAX: (801) 595-1757 EXIT_CORRIDOR ELECTRICAL LOBBY CORRIDOR WOMEN MEN JAMITOR SUITE 20-170 Building 20 SUITE 20-180 EXPANSION STAIRWELL

RESERCH DEVELOPMENT GAMING TRAINING ROOM BREAK ROOM COMPUTER ROOM ELECTRICAL LOBBY BREAK ROOM COPY CENTER COMPUTER ROOM SAMUEL J. BRADY ARCHITECTS University Club Building Suite 2216 136 E South Temple Salt Lake City, Utah 84111 (801) 595-1752 FAX (801) 595-1757 NORTH DRAPER TECHNOLOGY CENTER BUILDING 20 SECOND FLOOR JANUARY 19, 2012 06VW20-2-M.dwg

EXHIBIT A

BUBBLING BROOK LANE
INAUGURATION ROAD
LONE PEAK PARKWAY
COMMON PARKING UNDER LEASE FROM UP&L
LOT 3
LOT 4
DRAPER PARK NORTH SUBDIVISION
LOT 2
LOT 1
ELECTION DRIVE
I-15 FREEWAY
GRAPHIC SCALE
DATE PRINTED
DRAPER PARK NORTH ALTA SURVEY
11900 SOUTH LONE PEAK PARKWAY
DRAPER, UTAH
DRAPER CO. L.L.C.
KEY SHEET
COVER
ENSIGN

Bubbling brook lane Inauguration raod  Loee Peak parkway Common parking under lease from up&l see sheet 3 of 4 Draper park north subdivision Lot 1 blog 19 see sheet 1 of 4  Lot 2 blog 20 see sheet 2 of 4  Lot 3 blog 21 see sheet 3 of 4  Lot 4 blog 22 see sheet 3 of 4  Election drive  1.15 Freeway  Date printed Dec 15 2005 Graphic scale Cover  Draper park north Alta survey 11800 south lone peak parkway  Draper. Utah Key Sheet Ensign (801) 253-

EXHIBIT C

HVAC PERFORMANCE STANDARDS

Landlord to provide HVAC Service to the Premises during Building Operating Hours at such temperatures and in such amounts as are reasonably suitable and standard for comfortable occupancy for a Class B building in the area (generally speaking between 68-74 degrees), specifically excluding any additional cooling needed for Tenant’s IT rooms.

EXHIBIT D

OPERATING EXPENSE AUDIT RIGHTS

Within one hundred twenty (120) days after the expiration of the Base Year (or applicable methodology) and each succeeding calendar year (“Operating Year”), Landlord shall furnish Tenant a written statement (“Statement”) prepared by Landlord of the Operating Expenses of the Building,  incurred for such preceding year. During the period of one hundred eighty (180) days after receipt of Landlord’ s Statement, Tenant’s independent certified public accountant may,  for the purpose of verifying the Operating Expenses, inspect the records (which may or may not be proximate to the Building) of the material reflected in Landlord’s Statement at a reasonable time mutually-agreeable to Landlord and Tenant. The parties recognize the confidential nature of Landlord’s books and records and hence agree that before Landlord shall afford Tenant and its independent certified public accountant reasonable access to Landlord’s books and records, Tenant and its independent certified public accountant shall enter into a confidentiality agreement in form and substance reasonably satisfactory to Landlord, whereby Tenant and its independent accountant shall agree, as a condition precedent to their review of such books and records, not to disclose any of the information disclosed in connection with such review to any third party. Failure of Tenant to challenge any item in such Statement within one hundred eighty (180) days after receipt shall be construed as a waiver of Tenant’s right to challenge such item for such year. Following such review, either party may refer the decision of the issues raised, if any, to a reputable, nationally-recognized independent firm of certified public accountants (or other organization whose core competency is deemed to be within this specialty area) selected by Tenant and reasonably approved by Landlord. The selected firm shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. Notwithstanding the foregoing, in the event such certified public accountant/specialists shall determine that Landlord’s Statement has overcharged Tenant for Operating Expenses (and such determination is not successfully challenged by Landlord), then Landlord shall refund or credit to Tenant the amount of the overcharge (except as otherwise specified in the Lease). If such overcharge is determined to have exceeded five percent (5%), Landlord shall, in addition, reimburse Tenant for the reasonable out-of-pocket expenses incurred by Tenant in connection with such audit. If such audit shall determine that (i) Landlord has not overstated actual Operating Expenses, or (ii) has overstated actual Operating Expenses by less than five percent (5%) then,  in either such case, Tenant will pay the costs of retaining the expert.

EXHIBIT E

GENERAL DEPICTION OF EXTERIOR, CROWN SIGNAGE, AND OTHER BUILDING SIGNAGE

(attached)

Construction Detail Drawing 12/15/09 Please note changes, if any, or signify your approval and return to Hightech Signs DESCRIPTION Size: 28"x126" Quantity: 1  Sign Type: non-illuminated reverse pan channel letters Installation: individually mounted letters and logo Colors: Black, Red (TBD) Side View Details Direct Mounted to wall Building Fascia Aluminium Return (.125) Clear Lexan Backer (.188) Flush Mounts Aluminium Face (.125) 4” 1201 S. Redwood Rd. #1•Salt Lake City, UT 84104 •Office: 801-972-6464 • Fax: 801-972-4615•www.HightechSigns.com This artwork is submitted for your proposed project It is not to  be used, reproduced, Copied, or exhibited without written consent of Hightech signs. Hightech signs Garrett Wilson Account Manager Client Control 4 Client Contact: JJ Robinson Address: 11734 Election Rd # 200 Draper, UT 84020 Phone (801) 523-3100 Installation Address: 11734 Election Rd # 200 Customer Approval Signature Date Note Colors shown do not always accurately depict actual color.

EXHIBIT F

RULES AND REGULATIONS

Subject to the terms and conditions of the Lease, Tenant shall comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by Tenant, any other tenant, or any visitor, licensee, agent, or other person or entity.

1.           Signs, Notices and Decorations. No sign, placard, picture, decoration, name, advertisement or notice (collectively “Material”) visible from the exterior of any tenants premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. All approved signs or lettering will be printed, painted, affixed or inscribed at the expense of the tenant desiring such by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord may remove such Material without any liability, and may charge the expense incurred by such removal to the tenant in responsible for such Material.

2.           Conduct and Exclusion or Expulsion. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. In determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing, actions of a person (including without limitation spitting, verbal abusiveness, and the like), and such other matters as Landlord may reasonably consider appropriate. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building.

3.            Locks; Keys. No tenant will alter, change, replace or re-key any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agent or employee will retain a master key to all door locks on the Premises. Landlord will furnish to each tenant, free of charge, two (2) keys per entry door to its Premises, and two (2) Building access cards or two (2) keys to the Building. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord alike keys and access cards for its premises and Building which have been furnished to such tenant. Tenant shall keep the doors of its premises closed and securely locked when Tenant is not at its premises.

4.            Use of Restrooms. The toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be thrown in them. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, have caused the damage.

5.            Floor Loads, Defacing of Premises. Tenant shall not overload the floor of its premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface its premises or any part thereof, or do any act or bring or keep anything thereon which may make void or voidable any insurance on its premises or the Building or which may render an increased or extra premium payable for insurance.

6.            Cooking; Use of Premises for Improper Purposes. No tenant will permit its premises to be used for lodging or sleeping. No cooking will be done or permitted by any tenant on its premises, except in areas of the premises which are specially constructed for cooking as specifically provided in working drawings approved by Landlord, so long as such use is in accordance with all applicable federal, state, and City laws, codes, ordinances, rules and regulations. Microwave ovens and other Underwriters’ Laboratory (UL)-approved equipment may be used in tenant’s premises for heating food and brewing coffee, tea, and similar beverages for employees and visitors. Tenant’s premises shall not be used for the storage of merchandise or for any improper, reasonably objectionable, or immoral purpose.

7.            Janitorial Service. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed by Landlord in writing. If any tenant’s actions result in any increased expense for any required cleaning, Landlord may assess such tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.

8.            Furniture, Freight and Equipment. No furniture, freight or equipment of any kind may be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. All damages from moving of any kind without limitation to floor coverings, walls, doors, or elevators, shall be replaced at the cost of Tenant with equal or better materials subject to the approval of Landlord, at Landlord’s exclusive discretion. The moving tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security.

9.            Inflammable or Combustible Fluids or Materials, Noninterference of Others. No tenant will use or keep in its premises or the Building any kerosene, gasoline, inflammable, combustible or explosive fluid or material, or chemical substance other than limited quantities of them reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in the normal operation of its premises. Without Landlord’s prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord.

10.         Foul or Noxious Odors. No tenant will use or keep, or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer its premises to be occupied or used in any manner offensive, or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor interfere in any way with other tenants or those having business in the Building.

11.         Name of Building. Landlord may, with notice but without liability to any tenant, change the name of the Building.

12.         Animals, Birds and Vehicles. Tenant will not bring any animals or birds, other than service animals, into its premises or Building, and will not permit bicycles or other vehicles, except in areas designated from time to time by Landlord for such purposes.

13.         Parking. Landlord shall not be responsible for any damage caused to a vehicle parked in the parking areas, unless such damage shall be a direct cause of Landlord’s negligence. Any vehicles left in the parking areas overnight shall not be the responsibility of Landlord.

14.         Disturbance of Tenants. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building, Park or parking lot are prohibited, and each tenant will cooperate to prevent same.

15.         Doors to Public Corridors. Each tenant shall keep the doors of its Premises closed and locked, and shall shut off all water faucets, water apparatus, and utilities before tenant or tenant’s employees leave its premises, so as to prevent waste or damage, and for any default or carelessness in this regard tenant shall be liable for all injuries sustained by other tenants or occupants of the Building or Landlord. On multipletenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

16.         Telecommunication and other Wires. Tenant may not introduce telecommunication wires or other wires into its premises without first obtaining Landlord’s approval of the method and location of such introduction.

17.         Rules Changes, Waivers. Landlord reserves the right at any time to change or rescind anyone or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s reasonable judgment, may be necessary or helpful for the management, safety or cleanliness of the Premises or Building; the preservation of good order; or the convenience of occupants and tenants of the Building generally. Landlord will notify Tenant of said change in accordance with the Lease. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of its Premises.

EXHIBIT G

HOUSEKEEPING, MAINTENANCE AND CLEANING SPECIFICATIONS AND RELATED MATTERS

(attached)

SUMMARY OF LANDLORD’S OBLIGATIONS AND DUTIES:

•

Daily cleaning (Monday-Friday) of all tenant office space, common area restrooms, halls and stairwells, elevator cab, storage area halls, janitor closets and electrical room floors (swept and damp dry mop only), and vacant suites.

•	The restroom floors shall be stripped and waxed to high shine as needed to prevent spotting under urinals.
•	Strip and wax to high shine all VCT tile floors in tenant’s suites once per quarter.
•	Extraction carpet cleaning all common area hallways and stairwells, as needed.
•	Extraction carpet cleaning in all tenant suites once per year.
•	Day Porter to police around the exterior the building at least 3 times a day to pick up and remove trash.
•	Provide a Day Porter, who will not be responsible for general cleaning the night crew didn’t finish.

Landlord or Landlord’s Property Manager (which, as of the Effective Date, shall be TRANSWESTERN, 1178l Election Drive, Draper, UT 84020, and which shall be designated, from time to time, in writing by Landlord to Tenant) shall meet with each tenant representative monthly to determine their satisfaction level with the cleaning service. Landlord or such Property Manager will also meet with the same tenant representative at such other intervals as may be reasonably necessary or appropriate to confirm each tenant’s satisfaction with the cleaning service and the obligations of Landlord under this Exhibit G.

AREAS TO BE CLEANED AND FREQUENCIES:

The following areas are to be cleaned Sunday through Thursday. The cleaning hours are between 6:00 p.m. and 11 p.m. The janitor(s) must be flexible and be willing to clean any type of problem, even if the problem is out of the cleaning rotation.

Nightly Service

Elevator Lobbies

•	Dust and vacuum nightly.
•	Spot clean the carpet as needed, every night if necessary.
•	Remove fingerprints from all glass surfaces.
•	Remove all fingerprints and smudges from around light switches, door moldings, sidelights, and pictures.

Elevator Cars

•	Remove fingerprints from walls and lobby elevator call buttons.
•	Detail clean nightly.
•	Vacuum carpet.
•	Remove all fingerprints from doors, walls, and elevator controls.
•	Spot clean carpet as needed.

General Office Space

•	Vacuum floors.

•	Empty trash containers and replace the liners as needed.
•	Do NOT dust or clean the tenant’s desks without their permission.
•	Once a week, leave a card on the tenant’s desk asking them if they want you to clean their desk.
•	Do NOT clean any computer equipment.
•	Make sure all chairs and wastebaskets are returned to their proper position after cleaning.
•	Remove all fingerprints and smudges from around light switches, door moldings, sidelights, partitions, and pictures.
•	Sweep all hard surface floors.
•	Clean all glass furniture tops, including conference tables, break room tables and tops.
•	Spot clean carpets as needed.
•	Clean all office break room sinks and remove all coffee stains.

Restrooms

•	Sweep, clean, and mop floors with germicidal cleaning chemicals.
•	Clean all mirrors.
•	Clean sinks with a light cleanser to remove scum buildup.
•	Detail clean urinals and toilet bowls and related piping with a disinfectant cleaning chemical (not the acid cleaner used in the toilet bowls).
•	Clean both sides of the toilet seat with a non-staining, disinfectant cleaning chemical.
•	Wash walls on both sides of urinals.
•	Clean toilet partitions, tile walls, and doors.

Common Areas/Public Space

•	Vacuum all building entrance rugs and carpeted halls.
•	Spot clean carpet as needed.
•	Clean all sidelights by tenant accesses.
•	Remove fingerprints from light switches, walls, and wall outside comers.
•	Empty waste receptacles in halls and near building entrances.
•	Police outside the building and building entrance up to 15 feet from the building.

Floor Care

•	Nightly sweep and damp mop marble surface flooring with water only. Dry with soft clean cloth.

Parking Lot and Public Sidewalks

•	Empty all trash cans by building entrances.
•	Police Building and Common Areas for litter.

Weekly Service

General Office Space

•	Dust window seals, ledges, door louvers, wood paneling, moldings, and stairwell handrails.
•	Clean office furniture, dust, and vacuum as needed.
•	Dust baseboards.
•	Edge-vacuum all carpets.

Restrooms

•	Dust any lighting over the mirrors.
•	Pour used mop water down floor drains or as needed.

Common Areas/Public Space

•	Dust and/or vacuum all furniture.
•	Dust window seals and ledges.
•	Dust all fire extinguisher cabinet’s glass doors.

Monthly Service

General Office Space

•	Dust window blinds.
•	Dry wipe leather, dry damp wipe vinyl furniture.
•	Clean fire extinguisher cabinets.
•	Vacuum all ventilation grills.

Restrooms

•	Vacuum all ventilation grills and light fixtures.
•	Wash all tile walls completely.
•	Report toilet seat bolts that need tightening.

MISCELLANEOUS SERVICES (AS NECESSARY OR APPROPRIATE):

General

•	Landlord’s Property Manager shall report any damages ASAP.
•	Turn off all lights nightly.
•	Close and lock all designated doors.
•	Maintain all janitorial closets in a clean and orderly manner.
•

Janitors are to provide and maintain an MSDS [maintenance performance schedule and satisfaction] book in main janitor closet. There will be a book for each building which will list the building address.

Day Porter Services

•	Clean all building glass doors and side windows.
•	Re-stock and clean restrooms as needed.
•	Keep common area halls clean.

•	Clean tenants’ office glass doors and sidelight windows.
•	Pick up trash around the buildings and empty cigarette urns.
•	Respond to tenant spills and janitorial emergencies.
•	Report to Property Management daily for tenant needs which may be requested by any particular tenant or necessary by reason of any such tenant’s use or occupancy of the Building or the Common Areas.

FIRST AMENDMENT

This FIRST AMENDMENT, is hereby entered into this 17th day of December, 2012, between Colliers Paragon, LLC on behalf of and as Managing Representative for the tenant in common owners of the Building as successor in interest to DBSI – Draper Lease CO, L.L.C. and Draper/CG, L.L.C “Landlord”) and Control4 Corporation  (“Tenant”)

WITNESSETH:

WHEREAS, the parties entered into that certain lease dated March 31, 2012 (“Lease”);

WHEREAS, Tenant desires to expand the Premises by adding Suite 19-120 (6,796 rentable square feet) as identified on Exhibit A hereto; and

WHEREAS,  the parties desire to amend the Lease to reflect their agreement as to the terms and conditions governing the expansion of the Premises:

NOW THEREFORE, in consideration of the covenants set forth herein, the parties agree as follows:

l.            PREMISES. On the Effective Date the Premises area shall be amended to include Suite 19-120 in that certain building located at 11778 S. Election Drive, Draper Utah (“Building 19”), which consists of 6,796 rentable square feet (“Expanded Premises’’). The Expanded Premises pro-rata share of Building 19 shall be 9.10% of Building 19, Expense Reimbursements shall be subject to a 2013 Base Year pursuant to the terms of the Lease. Cumulatively the Premises and Expanded Premises shall consist of 58,366 rentable square feet and shall be known as the “Premises”.

2.            POSSESSION. The date by which Tenant shall take possession of, and commence paying rent for. the Expanded Premises shall be known as the “Occupancy Date” and the Occupancy Date shall occur on the later of Substantial Completion or January 1, 2013; provided, however, that the Occupancy Date shall not occur later than February 1, 2013.

“Substantial Completion” shall be defined as:

The Expanded Premises shall be substantially completed and Substantial Completion shall have occurred upon the following:

(i)           the Tenant Improvements shall have been completed in substantial compliance with Tenant’s space plan, except for punch list items and otherwise sufficient so that Tenant’s construction agent or Landlord’s architect can issue a certificate of substantial completion.

(ii)         Landlord and/or Tenant shall have obtained, if applicable, a certificate of occupancy or a temporary certificate of occupancy for the Expanded Premises, permitting use of the Expanded Premises in question for the permitted use per the Lease; and

(iii)        All systems and services to be furnished by Landlord pursuant to the terms and conditions of the Lease shall be in effect.

3.            EXPANDED PREMISES LEASE TERM. The Lease Term for the Expanded Premises shall commence upon the Occupancy Dale of the Expanded Premises and shall be coterminous with the Lease Term as set forth in Section 2(a) of the Lease.

4.            RENTS. The Base Rent for the Expanded Premises shall commence on the Occupancy Date and be due and payable as set forth in the Rent Schedule attached hereto as Exhibit B. All amounts due and payable for the Expanded Premises are in addition to those for the original Premises as set forth in the Lease. Tenant shall be granted Rent Credits in the amounts set forth in Exhibit B for the following months: July 2013, August 2013, September 2013, July 2014, August 2014, September 2014, October 2014, November   2014, December 2014, January 2015, February 2015, March 2015, April 2015, May 2015, June 2015, July 2015, August 2015. and September 2015.

5.            TENANT IMPROVEMENTS. The Expanded Premises is being delivered to the Tenant in its AS-IS WHERE-IS condition.

6.            All other terms and conditions of the Lease, not specifically amended hereby, including but not limited to all dates previously set forth in the Lease, remain in full force and effect.

Section 9 “SIGNAGE” of the Lease shall be hereby amended to include the following:

(e)        Exterior Crown Signage: Other Signage, Building 19. In the event the occupied Premises within Building 19 is greater than or equal to 16,000 rentable square feet, and to the extent allowed by applicable ordinances of the City of Draper, Utah (the “City”), and reasonably comparable (in terms of size) to existing crown signage on Building 19, and with advance written notice to Landlord, Tenant shall have the right and option, in its discretion, to place exterior crown signs on the west side of Building 19; provided that the exact location and design of any such signage shall be subject lo the approval of Landlord, which, so long as any such signage proposed by Tenant shall comply with applicable City ordinances and, further, be comparable, in terms of size and general design with other, existing crown signage on Building 19, shall not be withheld, conditioned or delayed. Tenant shall be responsible for the installation and removal of any such signage and, further, the cost of repairing any resulting damage to the Building upon the removal of the signage, termination or assignment of the Lease. The occupied Premises must remain at or above 16,000 RSF in Building 19 in order to keep the signage rights, set forth in this subsection 9(e). If, at any time, the occupied Premises is less than 16,000 RSF in Building 19, at Landlord’s sole right and option, Tenant, at Tenant’s sole cost, shall remove such sign and, further, repair any resulting damage to the Building.

(f)        Monument Signage: Building 19. To the extent allowed by applicable ordinances of the City of Draper. Utah (the “City”), with advance written notice to Landlord, Tenant shall have the right and option, in its discretion, to place a monument sign at the west entrance outside of Building 19; provided that the exact location, size and design of any such signage shall be subject to the approval of Landlord which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall be responsible for the installation, maintenance, operating costs and removal of any such signage and, further, the cost of repairing any resulting damage to the common areas and Building upon the termination or assignment of the Lease. The occupied Premises must remain above 6,721 RSF in the Building in order to maintain the signage rights set forth in this subsection 9(f). If, at any time, the occupied Premises is less than 6,721 RSF, at

Landlord’s sole right and option. Tenant, at Tenant’s sole cost, shall remove such sign and, further, repair any resulting damage to the common areas and Building.

(g)        Directory Board: Building 19. Landlord shall provide lobby directory signage at no additional cost to Tenant.

(h)        Premises Signage: Building 19. Subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant, at Tenant’s sole cost and expense, shall be entitled to install appropriate signage, including Tenant’s logo and/or name, on the wall outside Tenant’s primary entrance, subject to a mutually-agreed-upon design and scale between Landlord and Tenant: provided that, in any case, such signage need not be consistent or compatible with any such building’s design, signage, and graphics program. Tenant shall be responsible for the removal of such signs and the cost of repairing any resulting damage to the Building and Premises upon the termination or assignment of the Lease.

[END OF TEXT]

IN WITNESS WHEREOF, the parties execute this First Amendment to be effective as of the date of the last party to sign.

Landlord		Tenant:

Colliers Paragon, LLC on behalf of and as		Control4 Corporation
Managing Representative for the tenant
in common owners of the Building.		By:	/s/ ILLEGIBLE
		Its:	VP FINANCE
By:	/s/ George Iliff
	George Iliff	Date:	12/18/12

Its: Managing Member:

Date:	12/19/12

EXHIBIT A
FLOOR PLAN

SAMUEL J. BRADY
ARCHITECTS
University Club Building
Suite 2216
136 E. South Temple
Salt Lake City, Utah 84111
(801) 596-1752
FAX: (801) 596-1757
6,796 RSF
6,120 USF
NORTH
DRAPER TECHNOLOGY CENTER
BUILDING 19
FIRST FLOOR
NOVEMBER 30, 2012
1901WM1230.dwg

EXHIBIT A  FLOOR PLAN 6,796 RSF 6,120 USF  SAMUEL J. BRADY ARCHITECTS University Club Building Suite 2216 138 E. South Temple Salt Lake City, Utah 84111 (801) 595-1752 FAX: (801) 595-1757  DRAPER TECHNOLOGY CENTER  BUILDING 19 FIRST FLOOR NOVEMBER 30, 2012  1901VWM1230.dwg

Exhibit B

Rent Schedule

	Rent	Free Rent	Actual Monthly Rent Due to Landlord
Occupancy Date to 1/31/13, prorated	$ 9,910.83		$ 9,910.83
13-Feb	$ 9,910.83		$ 9,910.83
13-Mar	$ 9,910.83		$ 9,910.83
13-Apr	$ 9,910.83		$ 9,910.83
13-May	$ 9,910.83		$ 9,910.8 3
13-Jun	$ 9,910.83		$ 9,910.83
13-Jul	$ 9,910.83	($ 9,910.83)	$ 0.00
13-Aug	$ 9,910.83	($ 9,910.83)	$ 0.00
13-Sep	$ 9,910.83	($ 9,910.83)	$ 0.00
13-0ct	$ 9,910.83		$ 9,910.83
13-Nov	$ 9,910.83		$ 9,910.83
13-Dec	$ 9,910.83		$ 9,910.83
14-Jan	$ 10,194.00		$ 10,194.00
14-Feb	$ 10,194.00		$ 10,194.00
14-Mar	$ 10,194.00		$ 10,194.00
14-Apr	$ 10,194.00		$ 10,194.00
14-May	$ 10,194.00		$ 10,194.00
14-Jun	$ 10,194.00		$ 10,194.00
14-Jul	$ 10,194.00	($ 6,999.88)	$ 3,194.12
14-Aug	$ 10,194.00	($ 6,999.88)	$ 3,194.12
14-Sep	$ 10,194.00	($ 6,999.88)	$ 3,194.12
14-0ct	$ 10,194.00	($ 6,999.88)	$ 3,194.12
14-Nov	$ 10,194.00	($ 6,999.88)	$ 3,194.12
14-Dec	$ 10,194.00	($ 6,999.88)	$ 3,194.12
15-Jan	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Feb	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Mar	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Apr	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-May	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Jun	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Jul	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Aug	$ 10,477.17	($ 7,283.05)	$ 3,194.12
15-Sep	$ 10,477.17	($ 1,676.32)	$ 8,800.85
15-0ct	$ 10,477.17		$ 10,477.17
15-Nov	$ 10,477.17		$ 10,477.17
15-Dec	$ 10,477.17		$ 10,477.17

EXHIBIT B - Continued
16-Jan	$ 10,760.33	$ 10,760.33
16-Feb	$ 10,760.33	$ 10,760.33
16-Mar	$ 10,760.33	$ 10,760.33
16-Apr	$ 10,760.33	$ 10,760.33
16-May	$ 10,760.33	$ 10,760.33
16-Jun	$ 10,760.33	$ 10,760.33
16-Jul	$ 10,760.33	$ 10,760.33
16-Aug	$ 10,760.33	$ 10,760.33
16-Sep	$ 10,760.33	$ 10,760.33
16-0ct	$ 10,760.33	$ 10,760.33
16-Nov	$ 10,760.33	$ 10,760.33
16-Dec	$ 10,760.33	$ 10,760.33
17-Jan	$ 11,043.50	$ 11,043.50
17-Feb	$ 11,043.50	$ 11,043.50
17-Mar	$ 11,043.50	$ 11,043.50
17-Apr	$ 11,043.50	$ 11,043.50
17-May	$ 11,043.50	$ 11,043.50
17-Jun	$ 11,043.50	$ 11,043.50
17-Jul	$ 11,043.50	$ 11,043.50
17-Aug	$ 11,043.50	$ 11,043.50
17-Sep	$ 11,043.50	$ 11,043.50
17-0ct	$ 11,043.50	$ 11,043.50
17-Nov	$ 11,043.50	$ 11,043.50
17-Dec	$ 11,043.50	$ 11,043.50
18-Jan	$ 11,326.67	$ 11,326.67
18-Feb	$ 11,326.67	$ 11,326.67
18-Mar	$ 11,326.67	$ 11,326.67
18-Apr	$ 11,326.67	$ 11,326.67
18-May	$ 11,326.67	$ 11,326.67
18-Jun	$ 11,326.67	$ 11,326.67

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT is hereby entered into this 24th day of February, 2014 between Colliers Paragon, LLC on behalf of and as Managing Representative for the tenant in common owners of the Building as successor in interest to DBSI – Draper Lease CO, L.L.C. and Draper/CG, L.L.C. (“‘Landlord”) and Control4 Corporation, a Delaware corporation. (“Tenant”).

WITNESSETH:

WHEREAS, the parties entered into that certain lease dated March 31, 2012, and as amended by the First Amendment dated December 17, 2012. (“Lease”):

WHEREAS. Tenant leased 48.870 rentable square feet (“Premises”) in that building located at 11734 South Election Drive, Draper, UT 84020 (“Building 20”) and expanded its Premises in the First Amendment to include 6.796 rentable square feet in Suite 19-120 in that building located at 11778 South Election Drive. Draper, UT 84020 (“Building 19”) and now desires to expand the Premises again by adding Suites 20-170 (740 rentable square feet), 20-180 (1.525 rentable square feet) in Building 20 as depicted in Exhibit A-l and 19-210 (13.288 rentable square feet) in the Building 19 as depicted in Exhibit A-2, to encompass a total Premises of 71.219 rentable square feet; and

WHEREAS, the parties desire to amend the Lease to reflect their agreement as to the terms and conditions governing the expansion of the Premises:

NOW, THEREFORE, in consideration of the covenants set forth herein, the parties agree as follows:

1.    PREMISES AND POSSESSION. Landlord delivered Suites 20-170 and 20-180 to Tenant, and Tenant accepted those suites on or before January 1. 2014. On April 1. 2.014 (“Building 20 Expansion Premises Commencement Date”), the Premises shall be amended to include Suite 20-170 and Suite 20-180 in Building 20 which consists of a total of 2,265 rentable square feet (“Building 20 Expansion Premises”), for a total Premises of 57.931 rentable square feet.

On or before the execution of this Second Amendment to Lease, Landlord shall delivery Suite 19-210 to Tenant, and Tenant shall accept that suite. Ninety (90) days after delivery to Tenant by Landlord of Suite 19-210. but not later than June 1, 2014. the Premises shall be further amended to include Suite 19-210 in Building 19 which consists of 13.288 rentable square feet (“Building 19 Expansion Premises”). Cumulatively the Premises shall then consist of 71.219 rentable square feet.

Tenant’s pro-rata share of Building 20 shall be 100%. Tenant’s pro-rata share of Building 19 shall be 27.16%, and Expense Reimbursements for the Premises shall be subject to a 2013 Base Year pursuant to the terms of the Lease.

2.    EXPANDED PREMISES LEASE TERM. The Lease Term for the Expanded Premises shall commence upon the Occupancy Date of the Expanded Premises and shall be coterminous with the Lease Term as set forth in Section 2(a) of the Lease.

3.    RENTS. The Base Rent for the Building 20 Expansion Premises shall commence on April 1, 2014 and be due and payable as set forth in the following rent schedule.

BUILDING 20 EXPANSION PREMISES
From	To	Monthly Base Rent
April 1, 2014	December 31, 2014	$3,397.50
January 1, 2015	December 31, 2015	$3,491.88
January 1, 2016	December 31, 2016	$3,586.25
January 1, 2017	December 31, 2017	$3,680.63
January 1, 2018	June 30, 2018	$3,775.00

The Base Rent for the Building 19 Expansion Premises shall commence 90 days after Landlord delivers Suite 19-210 to Tenant, but no later than June 1. 2014, and be due and payable as set forth in the following rent schedule.

BUILDING 19 EXPANSION PREMISES
From	To	Monthly Base Rent
Commencement Date	December 31, 2014	$19,932.00
January 1, 2015	December 31, 2015	$20,485.67
January 1, 2016	December 31, 2016	$21,039.33
January 1, 2017	December 31, 2017	$21,593.00
January 1, 2018	June 30, 2018	$22,146.67

All amounts due and payable for the Building 19 Expansion Premises and the Building 20 Expansion Premises are in addition to those amounts due for the Premises as described in the Lease and First Amendment, and shall be due and payable in the same manner as all Base Rent and Additional Rent as detailed in Section 4 of the Lease.

4.    TENANT IMPROVEMENTS – BUILDING 20 EXPANSION PREMISES.  The Building 20 Expansion Premises is being delivered to the Tenant in its AS-IS condition.

As detailed in Section 2(e) of the Lease,

“The Tenant Improvement Allowance applicable to the Expansion Premises shall be in addition to the Tenant Improvement Allowance otherwise specified in this Lease for the Premises and, then, shall be equal to the product of FIFTEEN AND NO/100 DOLLARS ($15.00) multiplied by the RSF of the Expansion Premises and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term (as of the Lease commencement date of the Expansion Premises) and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76).”

Landlord and Tenant acknowledge that the Commencement Date of the Lease is March 31st, 2012 and therefore the Term of the Lease is 75 months.

Based upon the Building 20 Expansion Premises Commencement Date of April 1, 2014, fifty-one (51) months remain of the Initial Lease Term; therefore, Landlord shall provide a Tenant Improvement Allowance of TEN AND 20/100 DOLLARS ($10.20) per RSF ($15/RSF multiplied by 51/75), or a total Tenant Improvement Allowance of TWENTY-THREE THOUSAND ONE HUNDRED THREE DOLLARS ($23,103.00).

Landlord shall provide the Tenant Improvement Allowance for, but not limited to, the following (collectively, “Tenant Improvements”).

Costs of the design and construction of the Tenant Improvements

Any reasonable and customary amount paid to a project coordinator, construction consultant, or similar consultant

Permanently-attached furniture

Wiring and Cabling

Architectural fees

Permit fees

Signage

Security systems

Landlord will be responsible to pay Tenant’s contractors for the work completed. Should Landlord oversee the construction of improvements and should Tenant elect such Landlord oversight in writing, Landlord shall be entitled to a construction management fee of five percent (5%) of the Building 20 Expansion Premises Tenant Improvement Allowance which will be paid from the Tenant Improvement Allowance.

Tenant shall have until December 31, 2015 to utilize the Building 20 Expansion Premises Tenant Improvement Allowance. In the event that, upon the completion of any Tenant Improvements desired by Tenant in respect of the Building 20 Expansion Premises, a balance should remain in the Tenant Improvement Allowance applicable to this Expansion Premises, Tenant may elect, at any time after December 31, 2014 and without waiving any right to use the remaining Tenant Improvement Allowance as otherwise set forth in the Lease, to cause an amount equal to not more than ten percent (10%) of the Tenant Improvement Allowance provided by Landlord under this Second Amendment to be applied to and credited toward Base Rent.

5.    TENANT IMPROVEMENTS – BUILDING 19 EXPANSION PREMISES.    The Building 19 Expansion Premises is being delivered to the Tenant in its AS-IS condition.

As detailed in Section 2(f) of the Lease,

“The Tenant Improvement Allowance applicable to Suite 19-210 shall be equal to the product of FIFTEEN AND NO/100 DOLLARS ($15.00) multiplied by the RSF of the Suite

19-210 Premises and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term (as of the Lease commencement date for the Suite 19-210 Premises) and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76).”

Landlord and Tenant acknowledge that the Commencement Date of the Lease is March 31st, 2012 and therefore the Term of the Lease is 75 months.

Based upon an anticipated Building 19 Expansion Premises Commencement Date of June 1, 2014, forty-nine (49) months remain of the Initial Lease Term; therefore, Landlord would provide a Tenant Improvement Allowance of NINE AND 80/100 DOLLARS ($9.80) per RSF ($15/RSF multiplied by 49/75). or a total Tenant Improvement Allowance of ONE HUNDRED THIRTY THOUSAND TWO HUNDRED TWENTY TWO AND 40/100 DOLLARS ($130,222.40). This calculation is for illustration purposes only, however. The actual Tenant Improvement Allowance will be formally calculated based upon the equation noted above and the actual Building 19 Expansion Premises Commencement Date.

Landlord shall provide the Tenant Improvement Allowance for, but not limited to, the following (collectively, “Tenant Improvements”).

Costs of the design and construction of the Tenant Improvements

Any reasonable and customary amount paid to a project coordinator, construction consultant, or similar consultant

Permanently-attached furniture

Wiring and Cabling

Architectural fees

Permit fees

Signage

Security systems

Landlord will be responsible to pay Tenant’s contractors for the work completed. Should Landlord oversee the construction of improvements and should Tenant elect such Landlord oversight in writing, Landlord shall be entitled to a construction management fee of five percent (5%) of the Buildng 19 Expansion Premises Tenant Improvement Allowance which will be paid from the Tenant Improvement Allowance.

Tenant shall have until December 31, 2015 to utilize the Building 19 Expansion Premises Tenant Improvement Allowance. In the event that, upon the completion of any Tenant Improvements desired by Tenant in respect of the Building 19 Expansion Premises, a balance should remain in the Tenant Improvement Allowance applicable to this Expansion Premises, Tenant may elect, at any time after December 31, 2014 and without waiving any right to use the remaining Tenant Improvement Allowance as otherwise set forth in the Lease, to cause an amount equal to not more than ten percent (10%) of the Tenant Improvement Allowance provided by Landlord under this Second Amendment to be applied to and credited toward Base Rent.

6.    TENANT IMPROVEMENT ALLOWANCE RECONCILIATION. The following schedule specifies all tenant improvement allowance amounts due Tenant per the terms of the Lease which are still in Landlord’s possession:

Building 20 Tenant Improvement Allowance	$733,050.00
Building 20 Expansion Premises Tenant Improvement Allowance	$23,103.00
Building 19 Expansion Premises Tenant Improvement Allowance	$130,222.40

“Total Tenant Improvement Allowance”	$886,375.40

7.    OTHER TERMS AND CONDITIONS. All other terms and conditions of the Lease not specifically amended hereby including but not limited to all dates previously set forth in the Lease, remain in full force and effect.

Section 6(h) of the First Amendment shall be hereby replaced with the following:

(h)     Premises Signage: Building 19. Subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant, at Tenant’s sole cost and expense, shall be entitled to install appropriate signage, including Tenant’s logo and/or name, on the wall outside Tenant’s primary entrance to Suite 19-120 and Suite 20-210, subject to a mutually-agreed-upon design and scale between Landlord and Tenant; provided that, in any case, such signage need not be consistent or compatible with any such building’s design, signage, and graphics program. Tenant shall be responsible for the removal of such signs and the cost of repairing any resulting damage to the Building and Premises upon the termination or assignment of the Lease.

IN WITNESS WHEREOF, the parties execute this Second Amendment to be effective as of the date of the last party to sign.

Landlord:		Tenant:
Colliers Paragon, LLC on behalf of and as		Control4 Corporation, a Delaware corporation
Managing Representative for the tenant
in common owners of the Building.

By:	/s/ George Iliff	By:	/s/ ILLEGIBLE
George Iliff
Its:	Managing Member	Its:	VP FINANCE

Date:		Date:	2/27/2017

EXHIBIT A-1

Building 20 EXPANDED PREMISES

SUITE 20-170
740 RSF
SUITE 20-180
1,525 RSF
CORRIDOR
LOBBY
WOMEN
MEN
STAIRWELL
STAIRWELL

EXHIBIT A-1 Building 20 EXPANDED PREMISES ELECTRICAL LOBBY CORRIDOR EXIT CORRIDOR WOMEN STAIRWELL MEN SUITE 20-170 740RSF SUITE 20-180 1,525 RSF

EXHIBIT A-2 Building 19 EXPANDED PREMISES SUITE 19-210 13,288 RSF OPEN TO BELOW

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT is hereby entered into this 22  day of December, 2014 between Colliers Paragon, LLC on behalf of and as Managing Representative for the tenant in common owners of the Building as successor in interest to DBSI - Draper Lease CO, L.L.C. and Draper/CG, L.L.C. (‘“Landlord”) and Control4 Corporation, a Delaware corporation, (“Tenant”).

WITNESSETH:

WHEREAS, the parties entered into that certain lease dated March 31, 2012, and as amended by the First Amendment dated December 17, 2012, and Second Amendment dated February 24, 2014 (“Lease”):

WHEREAS, Tenant leased 48,870 rentable square feet (“Premises’”) in that building located at 11734 South Election Drive, Draper, UT 84020 (“Building 20”) and expanded its Premises in the First Amendment to include 6,796 rentable square feet in Suite 19-120 in that building located at 11778 South Election Drive, Draper, UT 84020 (“Building 19”) and expanded its Premises in the Second Amendment by adding Suites 20-170 (740 rentable square feet), 20-180 (1,525 rentable square feet) in Building 20 and 19-210 (13,288 rentable square feet) in the Building 19; and now desires to expand the Premises again by adding Suite 19-140 (4,188 rentable square feet) in Building 19 as depicted in Exhibit A of this Third Amendment (for purposes of this Third Amendment only, the “Expansion Premises”) to encompass a total Premises of 75,407 rentable square feet.

WHEREAS, the parties desire to amend the Lease to reflect their agreement as to the terms and conditions governing the expansion of the Premises:

NOW, THEREFORE, in consideration of the covenants set forth herein, the parties agree as follows:

PREMISES AND POSSESSION. On or before the execution of this Third Amendment to Lease, Landlord shall deliver Suite 19-140 to Tenant, and Tenant shall accept that suite. Cumulatively the Premises shall then consist of 75,407 rentable square feet.

Tenant’s pro-rata share of Building 20 shall be 100%. Tenant’s pro-rata share of Building 19 shall be 32.74%, and Expense Reimbursements for the Premises shall be subject to a 2013 Base Year pursuant to the terms of the Lease.

1.    EXPANSION PREMISES LEASE TERM. The Lease Term for the Expansion Premises shall commence Ninety (90) days after delivery of Suite 19-140 to Tenant, but not later than April 1, 2015 and shall be coterminous with the Lease Term as set forth in Section 2(a) of the Lease.

2.    RENTS. The Base Rent for Suite 19-140 Expansion Premises shall commence upon the earlier of Ninety (90) days after delivery of Suite 19-140 to Tenant, or April I, 2015 and be due and payable as set forth in the following rent schedule. If Base Rent for the Expansion Premises commences in March 2015, the Base Rent shall be pro-rated for the number of days remaining in the month, multiplied by the daily rate of Two Hundred Eight and 27/100Dollars ($208.27) and shall be payable with the April 2015 Monthly Base Rental payment.

Suite 19-140 EXPANSION PREMISES
From	To	Monthly Base Rent
April 1, 2015	December 31, 2015	$6,456.50
January 1, 2016	December 31, 2016	$6,631.00
January 1, 2017	December 31, 2017	$6,805.50
January 1, 2018	June 30, 2018	$6,980.00

All amounts due and payable for the Suite 19-140 Expansion Premises are in addition to those amounts due for the Premises as described in the Lease and First and Second Amendments, and shall be due and payable in the same manner as all Base Rent and Additional Rent as detailed in Section 4 of the Lease.

3.    TENANT IMPROVEMENTS. The Suite 19-140 Expansion Premises is being delivered to the Tenant in its AS-IS condition.

As detailed in Section 2(e) of the Lease,

“The Tenant Improvement Allowance applicable to the Expansion Premises shall be in addition to the Tenant Improvement Allowance otherwise specified in this Lease for the Premises and, then, shall be equal to the product of FIFTEEN AND NO/100 DOLLARS ($15.00) multiplied by the RSF of the Expansion Premises and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term (as of the Lease commencement date of the Expansion Premises) and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76).” Landlord and Tenant acknowledge that the Commencement Date of the Lease is March 31st, 2012 and therefore the Term of the Lease is 75 months.

Based upon the expectation of Suite 19-140 Expansion Premises Commencement Date of April 1, 2015, thirty-nine (39) months remain of the Initial Lease Term; therefore, Landlord shall provide a Suite 19-140 Expansion Premises Tenant Improvement Allowance of SEVEN AND 80/100 DOLLARS ($7.80) per RSF ($15/RSF multiplied by 39/75), or a total Tenant Improvement Allowance of THIRTY-TWO THOUSAND SIX HUNDRED SIXTY SIX AND 40/100 DOLLARS ($32,666.40).

Landlord shall provide the Tenant Improvement Allowance for, but not limited to, the following (collectively, “Tenant Improvements”).

Costs of the design and construction of the Tenant Improvements

Any reasonable and customary amount paid to a project coordinator, construction consultant, or similar consultant

Permanently-attached furniture

Wiring and Cabling

Architectural fees

Permit fees

Signage

Security systems

Landlord will be responsible to pay Tenant’s contractors for the work completed. Should Landlord oversee the construction of improvements and should Tenant elect such oversight in writing, Landlord shall be entitled to a construction management fee of five percent (5%) which will be paid from the Tenant Improvement Allowance.

Tenant shall have until December 31, 2015 to utilize the Suite 19-140 Expansion Premises Tenant Improvement Allowance. In the event that, upon the completion of any Tenant Improvements desired by Tenant in respect of the Suite 19-140 Expansion Premises, a balance should remain in the Tenant Improvement Allowance applicable to this Expansion Premises, Tenant may elect, at any time after August 31, 2015 and without waiving any right to use the remaining Tenant Improvement Allowance as otherwise set forth in the Lease, to cause an amount equal to not more than ten percent (10%) of the Tenant Improvement Allowance provided by Landlord under this Third Amendment to be applied to and credited toward Base Rent.

4.    OTHER TERMS AND CONDITIONS. All other terms and conditions of the Lease not specifically amended hereby including but not limited to all dates previously set forth in the Lease, remain in full force and effect.

IN WITNESS WHEREOF, the parties execute this Third Amendment to be effective as of the date of the last party to sign.

Landlord:		Tenant:
Colliers Paragon, LLC on behalf of		Control4 Corporation, a Delaware corporation
and its Managing Representative for
the tenant in common owners of the Building.

By:	/s/ George Iliff	By:	/s/ ILLEGIBLE
George Iliff
Its:	Managing Member	Its:	VP FINANCE

Date:	12/29/14	Date:	12/22/17

EXHIBIT A
Building 19 EXPANSION PREMISES

Suite 140

NORTH
SUITE 140
DRAPER TECHNOLOGY PARK
BUILDING 19 - 1st FLOOR
11778 S LONE PEAK PKWY.
DRAPER, UTAH
SAMUEL J. BRADY
ARCHITECTS
200 E SOUTH TEMPLE SUITE 160
SALT LAKE CITY, UTAH 84111
(801) 595-1752 FAX: (801) 595-1757
DECEMBER 11, 2014

EXHIBIT A Building 19 EXPANSION PREMISES Suite 140 DECEMBER 11, 2014  SAMUEL J. BRADY ARCHITECTS 200 E. SOUTH TEMPLE SUITE 160 SALT LAKE CITY, UTAH 84111 (801) 595-1752 FAX: (801) 595-1757  DRAPER TECHNOLOGY PARK BUILDING 19 - IST FLOOR 11778 S LONE PEAK PKWY. DRAPER, UTAH

LONE PEAK CENTER CAMPUS

BUILDING IV

DRAPER, UTAH

FOURTH AMENDMENT TO LEASE

(CONTROL4 CORPORATION)

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made as of June 29, 2016, by and between HARBERT MSB LONE PEAK CAMPUS, LLC, a Delaware limited liability company (“Landlord”), and CONTROL4 CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.             Landlord (as successor-in-interest to Colliers Paragon, LLC on behalf of and as Managing Representative for the tenant in common owners of the Building as successor in interest to DBSI - Draper Lease CO, L.L.C. and Draper/CG, L.L.C.) and Tenant are parties to that certain Commercial Lease (the “Original Lease”) dated March 31, 2012, as amended by that certain First Amendment (the “First Amendment”) dated December 17, 2012, that certain Second Amendment to Lease (the “Second Amendment”) dated February 24, 2014, and that certain Third Amendment to Lease dated December 22, 2014 (collectively, as amended, the “Lease”), with respect to certain premises within that certain building located at 11734 South Election Drive, Draper, Utah 84020 (“Building 5”), and certain premises within that certain building located at 11778 South Election Drive, Draper, Utah 84020 (“Building 4”). It is hereby acknowledged and agreed that (i) Building 5 is referred to in the Original Lease, the First Amendment and the Second Amendment, as “Building 20”, and accordingly, all references to “Building 20” therein, shall be deemed references to Building 5, and (ii) Building 4 is referred to in the Original Lease, the First Amendment and the Second Amendment, as “Building 19”, and accordingly, all references to “Building 19” therein, shall be deemed references to Building 4. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B.             Pursuant to the Lease, Tenant leases from Landlord certain premises within Building 4 and Building 5 (collectively, the “Existing Premises”) containing a total of approximately 75,407 rentable square feet, consisting of the following:

BUILDING 4

Suite	Floor(s)	Rentable Square Feet
Suite 120	First (lst) floor	6,796 RSF
Suite 140	First (1st) floor	4,188 RSF
Suite 210	Second (2nd) floor	13,288 RSF
TOTAL RENTABLE SQUARE FEET WITHIN BUILDING 4: 24,272 RSF

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BUILDING 5

Suite(s)	Floor(s)	Rentable Square Feet
Suites 100 and 200	First (1st) and second (2nd) floors	48,870 RSF
Suite 170	First (1[s]t) floor	740 RSF
Suite 180	First (1st) floor	1,525 RSF
TOTAL RENTABLE SQUARE FEET WITHIN BUILDING 5: 51,135 RSF

C.             Landlord and Tenant desire to amend the Lease to expand the Existing Premises to include approximately 10,005 rentable square feet located on the second (2nd) floor of Building 4 and designated as Suite 200, as more particularly shown on Exhibit A attached hereto (the “Expansion Premises”), and to modify other provisions of the Lease, all as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.          LEASE TERM.

a.              Confirmation of Lease Term.  The Lease Term remains unchanged and is currently scheduled to expire on June 30, 2018 (the “Expiration Date”); provided that, by this Amendment or otherwise, Tenant does not relinquish, and expressly reserves, its right and option to extend the Lease Term for the Premises subject to and in accordance with the terms and conditions of Section 2(a) of the Original Lease.

b.              Expansion Premises Term.  Pursuant to the terms of Section 2(g) (Right of First Refusal) of the Original Lease, the Lease Term with respect to the Expansion Premises (the “Expansion Premises Term”), shall commence on the date (the “Expansion Date”)  which is the later to occur of (i) the date which is ninety (90) days following the full execution and delivery of this Amendment, or (ii) the date (the “Delivery Date”)  Landlord delivers to Tenant the Expansion Premises, and shall expire on the Expiration Date. With respect to the Expansion Premises, all references to the “Lease Term” in the Lease and this Amendment shall be deemed references to the Expansion Premises Term.

c.              Confirmation of Expansion Date.  When the Expansion Date has been ascertained, the parties shall promptly complete and execute a Confirmation of Expansion Date in the form of Exhibit B attached hereto.

2.          EXPANSION OF THE PREMISES.  Effective as of the Expansion Date and continuing through to and including the Expiration Date. Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Premises on all of the terms and conditions of the Lease, as amended hereby. From and after the Expansion Date, all references to the “Premises” in the Lease and this Amendment shall be deemed references to the Existing Premises and, the Expansion Premises, collectively, and shall measure a total of 85,412 rentable square feet.

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3.          CONDITION AND USE OF THE PREMISES.

a.               Condition and Use of the Existing Premises.  Tenant confirms that (i) it has accepted the Existing Premises and will continue to occupy such space “AS-IS”,  (ii) the Existing Premises are suited for the use intended by Tenant, and (iii) the Existing Premises are in good and satisfactory condition. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Existing Premises. Notwithstanding the foregoing, nothing herein shall limit or modify Landlord’s obligation to provide services or Landlord’s maintenance obligations specifically set forth in the Lease, as amended.

b.              Condition and Use of the Expansion Premises.  Except for providing the Allowance pursuant to Section 8 below and delivering the Expansion Premises in Delivery Condition as set forth in Section 3.c below, Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Expansion Premises. The taking of possession of the Expansion Premises by Tenant shall be conclusive evidence that Tenant accepts the same “AS-IS” and that the Expansion Premises is suited for the use intended by Tenant and was in good and satisfactory condition at the time such possession was taken. Notwithstanding the foregoing, nothing herein shall limit or modify Landlord’s obligation to provide services or Landlord’s maintenance obligations specifically set forth in the Lease, as amended. Tenant acknowledges that neither Landlord nor Landlord’s agents has made any representation or warranty as to the condition of the Expansion Premises or Building 4 or the suitability for Tenant’s purposes, except as otherwise set forth in this Section 3 or the Lease. Tenant shall continue to use the Existing Premises pursuant to the terms and conditions of the Lease, as amended, including, without limitation, Section 5 (Use) of the Original Lease.

c.              Delivery Condition of the Expansion Premises.  Subject to Landlord’s continuing obligations under the Lease, Landlord shall cause the Expansion Premises to be delivered to Tenant clean and free of debris, in good operating order, condition and repair, including existing plumbing, lighting, heating, ventilation, air-conditioning and other Building systems serving the Expansion Premises, all structural elements, all roofs, exterior windows, interior window shades, ceiling tiles, and doors of the Expansion Premises (collectively, the “Delivery Condition”). Notwithstanding the foregoing, if it is determined that the Expansion Premises were not in Delivery Condition and in compliance with applicable laws, rules and regulations as of the Delivery Date, and such condition or non-compliance is not due to Tenant’s particular use of, or activities or work in, the Expansion Premises, Landlord shall (as remedy therefor) improve such condition or correct such non-compliance at Landlord’s cost within a commercially reasonable time after Landlord’s receipt of written notice thereof (provided that such notice must be received within sixty (60) days following the Delivery Date).

4.          BASE RENT.

a.              Base Rent for the Existing Premises.  In addition to all other amounts and charges due and payable by Tenant under the Lease, as amended, Tenant shall pay Base Rent for the Existing Premises as set forth in the Lease, as amended, in accordance with the terms of the Lease, as amended.

b.              Base Rent for the Expansion Premises.  From and after the Expansion Date and continuing through to and including the Expiration Date, in addition to all other amounts and charges due and payable by Tenant under the Lease, as amended, Tenant shall pay Base Rent for the Expansion Premises as set forth in the rental chart below, in accordance with the terms of the Lease, as amended.

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Dates	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate Per Rentable Square Foot of the Expansion Premises
Expansion Date- 12/31/16	$190,095.00	$15,841.25	$19.00
01/01/17-12/31/17	$195,097.50	$16,258.13	$19.50
01/01/18-06/30/18	$200,100.00	$16,675.00	$20.00

5.          ADDITIONAL RENT - OPERATING EXPENSES. Tenant shall pay Tenant’s Prorata Share of Operating Expenses, pursuant to the terms of the Lease, as amended hereby.

a.              Tenant’s Prorata Share With Respect to Building 4.  From and after the Expansion Date, Tenant’s Prorata Share with respect to Building 4 shall be 45.78% (34,277 rentable square feet of the Premises within Building 4 / 74,871 total rentable square feet within Building 4).

b.              Tenant’s Prorata Share for Building 5.  Tenant’s Prorata Share with respect to Building 5 shall remain 100%.

c.              Base Year for the Expansion Premises.  From and after the Expansion Date, Operating Expenses with respect to the Expansion Premises will be calculated using calendar year 2016 as the Base Year (“Expansion Premises Base Year”)  and, accordingly, with respect to the Expansion Premises, all references to the “Base Year” in the Lease shall be deemed to be references to the Expansion Premises Base Year. Pursuant to the terms of the Lease, as amended, from and after the Expansion Date and in addition to all other amount due and payable by Tenant under the lease, as amended, Tenant shall pay Tenant’s Prorata Share of Operating Expenses for the Expansion Premises in excess of Operating Expenses for the Expansion Premises Base Year. It is hereby acknowledged that the Base Year with respect to the Existing Premises remains unchanged and shall remain as set forth in the Lease.

6.          SECURITY DEPOSIT.  Landlord is currently holding a Security Deposit in the amount of $10,332.25 under the Lease. The Security Deposit shall be held pursuant to Section 33 (Security Deposit) of the Original Lease, through the date Tenant has satisfied all of its obligations under the Lease, as amended hereby.

7.          LANDLORD’S NOTICE ADDRESSES. Effective immediately, all notices to Landlord under the Lease shall be sent to the following addresses:

HARBERT MSB LONE PEAK CAMPUS, LLC

c/o Maier Siebel Baber

80 East Sir Francis Drake Boulevard

Suite 3F

Larkspur, California 94939

Attention: President and CEO

With a copy to:

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HARBERT MSB LONE PEAK CAMPUS, LLC

c/o Maier Siebel Baber

80 East Sir Francis Drake Boulevard

Suite 3F

Larkspur, California 94939

Attention: Senior Vice President - Asset Management

8.          EXPANSION PREMISES IMPROVEMENTS.

a.              Allowance.  Subject to and in accordance with the terms and conditions of Section 2(g) (Right of First Refusal) of the Original Lease, and with respect to the Expansion Premises, Tenant shall be entitled to a one-time allowance (the “Allowance”) in an amount equal to the product of $15.00 multiplied by the rentable square feet of the Expansion Premises (10,005 rentable square feet) and further multiplied by a fraction, the numerator of which shall be the number of months then remaining in the Initial Lease Term and the denominator of which shall be the number of months of the Initial Lease Term (i.e., 76 months). Once the Expansion Date has been determined, Landlord shall calculate the amount of the Allowance, and such amount shall be set forth in, and confirmed as part of, the Confirmation of Expansion Date in the form of Exhibit B attached hereto. The Allowance shall be applied to costs incurred by Tenant in completing the Expansion Premises Improvements (as defined below), which Allowance shall be disbursed by Landlord in accordance with Section 8.c below. In no event shall Tenant be entitled to any credit or benefit for any unused portion of the Allowance over the amount expended for the Expansion Premises Improvements described herein.

b.              Expansion Premises Improvements.  Subject to disbursement of the Allowance, and subject to and in accordance with the terms and conditions of Section 8 (Alterations) of the Original Lease and this Section 8, Tenant shall be entitled to perform certain improvements (collectively, the “Expansion Premises Improvements”) within the Expansion Premises, utilizing Landlord’s current standard grade, quality, make, style, design, color, materials and construction methods for Building 4. In accordance with Section 8(a) of the Original Lease, Tenant’s proposed plans for the Expansion Premises Improvements will be subject to Landlord’s reasonable review and approval, provided that if and to the extent the Expansion Premises Improvements proposed by Tenant are consistent with, or reasonably comparable to, any Tenant improvements within, or serving, the Existing Premises (including, without limitation, any “Tenant Improvements” [as defined in the Original Lease]), then Landlord shall not withhold, delay or condition its review or approval of Tenant’s proposed plans for the Expansion Premises Improvements.

c.              Disbursement of the Allowance.  Landlord shall make a one-time disbursement of the Allowance to Tenant within thirty (30) days following Landlord’s receipt of: (i) Tenant’s written request for disbursement of the Allowance; (ii) copies of invoices related to the Expansion Premises Improvements, together with evidence that such invoices have been paid; and (iii) to the extent applicable and customary, copies of unconditional waivers and releases of lien in a form in compliance with the applicable statutes from all contractors, subcontractors and material suppliers covering all work and materials which are the subject of such payment. Notwithstanding anything to the contrary herein, Tenant must make a one-time request for such disbursement pursuant to the terms and conditions of this Section 8 by no later than 5:00 p.m. on December 31, 2016 (the “Request Deadline”). Landlord shall have no obligation to disburse all or any portion of the Allowance which is requested following the Request Deadline, and shall have no obligation to disburse any amounts in excess of the Allowance.

d.              Landlord’s Expenses; Administrative Fee.  Tenant shall pay to Landlord, as additional rent, any out-of-pocket costs or expenses reasonably incurred by Landlord, on an hourly basis,

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in connection with Landlord’s review of any plans and specifications for the Expansion Premises Improvements which are above Building standard or are inconsistent with the initial plans approved by Landlord for the Expansion Premises Improvements. Tenant shall also pay to Landlord a construction management fee equal to five percent (5%) of hard costs of the Expansion Premises Improvements. Any of such costs and expenses set forth above in this Section 8.d may be paid from the Allowance as and to the extent authorized by Tenant. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, or Tenant’s design of any work, construction of any work or delay in completion of any work.

9.          EXPANSION PREMISES SIGNAGE. Tenant, at Tenant’s sole cost and expense, shall be allowed to install Building standard suite identification signage (as such standard is established from time to time by Landlord) bearing Tenant’s name at the entrance to the Expansion Premises. Tenant shall not erect or install or otherwise utilize signs, lights, symbols, canopies, awnings, window coverings or other advertising or decorative matter (collectively, “Signs”) on the windows, walls and exterior doors or otherwise visible from the exterior of the Premises without first (a) submitting its plans to Landlord and obtaining Landlord’s written approval thereof, and (b) obtaining any required approval of any applicable governmental authority. All Signs approved by Landlord shall be consistent with Landlord’s current signage program at the real property on which Building 4 is located, professionally designed and constructed in a first-class workmanlike manner, and shall be installed by a signage contractor designated by Landlord. Landlord shall have the right to promulgate from time to time additional reasonable rules, regulations and policies relating to the style and type of said advertising and decorative matter which may be used by any occupant, including Tenant, in Building 4, and may change or amend such rules and regulations from time to time as in its discretion it deems advisable. Tenant agrees to abide by such rules, regulations and policies. At the expiration or earlier termination of the Lease, all such signs, lights, symbols, canopies, awnings or other advertising or decorative matter attached to or painted by Tenant upon the Premises, whether on the exterior or interior thereof, shall be removed by Tenant at its own expense, and Tenant shall repair any damage or injury to the Premises or Building 4, and correct any unsightly condition, caused by the maintenance and removal thereof.

10.        ADDITIONAL LEASE MODIFICATION.  It is hereby acknowledged that Tenant’s Suite 19-210 Option set forth in Section 2(f) of the Original Lease is no longer applicable, as Tenant currently leases and occupies such Suite 19-210 Option Premises. Accordingly, effective as of the date hereof, such Suite 19-210 Option is hereby deleted in its entirety.

11.        BROKERS. Tenant represents and warrants to Landlord that other than Cresa of Salt Lake City (“Tenant’s Broker”), it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person (other than Tenant’s Broker) on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.

12.        CONTINUING EFFECTIVENESS. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. Tenant confirms that no default exists under the Lease.

13.        COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

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14.        EXECUTION BY BOTH PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease. Upon execution and delivery of this Amendment by Tenant, this Amendment shall be binding upon Tenant as an irrevocable offer to Landlord. If Landlord does not execute and deliver this Amendment to Tenant within fifteen (15) days from the date of execution and delivery by Tenant, Tenant may thereafter elect not to go forward with this Amendment by delivering written notice to Landlord prior to the date Landlord executes and delivers this Amendment to Tenant (in which event Landlord shall thereafter have three (3) business days to execute and deliver this Amendment). Subject to the foregoing, this Amendment shall not be effective as an amendment to lease or otherwise until it is fully executed and delivered by Landlord and Tenant.

15.        AUTHORIZATION. The individuals signing on behalf of Tenant each hereby represents and warrants that he or she has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of the Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

16.        NONDISCLOSURE OF LEASE TERMS. Tenant agrees that it, and its partners, officers, directors, employees, agents (including real estate brokers) and attorneys, shall not disclose the terms and conditions of the Lease, as amended, to any public information source or to any other tenant or apparent prospective tenant of the Building or other portion of the real property on which the Building is located, or to any real estate broker or agent, either directly or indirectly, without the prior written consent of Landlord. Notwithstanding anything to the contrary, Tenant may disclose the terms and conditions of the Lease, as amended, pursuant to the order or legal requirement of a court, the Securities and Exchange Commission, or other governmental body, or to its attorneys and accountants without any obligation or liability to the Landlord.

(SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:	HARBERT MSB LONE PEAK CAMPUS, LLC, a Delaware Limited Liability Company

	By:		Maier Siebel Baber,
Its Advisor

		By:	/s/ Kenneth A. Baber
Kenneth A. Baber
President and CEO

Date: July 18th, 2016

TENANT:	CONTROL4 CORPORATION,
a Delaware corporation

	By:		/s/ Martin Plaehn
	Printed Name:		Martin Plaehn
	Its:		Chairman and CEO

	By:		/s/ Greg Bishop
	Printed Name:		Greg Bishop
	Its:		Chief Compliance Officer

Date: 30 June, 2016

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EXHIBIT A

OUTLINE OF THE FLOOR PLAN OF THE EXPANSION PREMISES

SAMUEL J. BRADY
ARCHITECTS
10,005 RSF
LONE PEAK CENTER - BUILDING 4
2ND FLOOR
11778 S ELECTION ROAD DRAPER, UTAH
MAIER SIEBEL BABER
NORTH

TENANT INITIALS HERE: ____

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EXHIBIT A
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EXHIBIT A OUTLINE OF THE FLOOR PLAN OF THE EXPANSION PREMISES 10,005 RSF MARCH 24, 2016  SAMUEL J. BRADY ARCHITECTS 200 E. SOUTH TEMPLE SUITE 160 SALT LAKE CITY, UTAH 84111 (801) 595-1752 FAX: (801) 595-1757  LONE PEAK CENTER – BUILDING 4 2ND FLOOR 11778 S ELECTION ROAD  DRAPER, UTAH MAIER SIEBEL BABER  TENANT INITIALS HERE:  [FINAL EXECUTION COPY] SMRH:473656241.7 062716  LONE PEAK CENTER CAMPUS Control4 Corporation 21LX-225009  EXHIBIT A

EXHIBIT B

CONFIRMATION OF EXPANSION DATE

This Confirmation is made as of____________________, 20___, between HARBERT MSB LONE PEAK CAMPUS, LLC, a Delaware limited liability company (“Landlord”) and CONTROL4 CORPORATION, a Delaware corporation (“Tenant”).

Landlord and Tenant have entered into that certain Commercial Lease dated March 31, 2012, as amended by that certain First Amendment dated December 17, 2012, that certain Second Amendment to Lease dated February 24, 2014, that certain Third Amendment to Lease dated December 22, 2014, and that certain Fourth Amendment to Lease (the “Fourth Amendment”) dated as of June 29, 2016, in which Landlord leased to Tenant and Tenant leased from Landlord certain premises consisting of a total of approximately 85,412 rentable square feet within (i) that certain building located at 11734 South Election Drive, Draper, Utah 84020, and (ii) that certain building located at 11778 South Election Drive, Draper, Utah 84020.

Pursuant to Section 1.c of the Fourth Amendment, Landlord and Tenant hereby confirm the Expansion Date is _____________.

Pursuant to Section 8.a of the Fourth Amendment, the Allowance is $____________.  [*TO BE PROVIDED/CALCULATED BY LANDLORD*]

LANDLORD:		TENANT:

HARBERT MSB LONE PEAK CAMPUS, LLC, a Delaware limited liability company		CONTROL4 CORPORATION, a Delaware corporation

By:	Maier Siebel Baber	By:	/s/ Kenneth A. Baber
	Its Advisor	Printed Name:	Kenneth A. Baber
		Its:	Chairman and CEO
By:
Kenneth A. Baber
	President and CEO	By:	/s/ Greg Bishop
		Printed Name:	Greg Bishop
		Its:	Chief Compliance Officer

Date:		Date: 30 June, 2016

EXHIBIT B
[FINAL EXECUTION COPY]	-1-	LONE PEAK CENTER CAMPUS
SMRH: 473656241.7		Control4 Corporation
062716		21LX-225009